Exhibit 10.21
EXECUTION VERSION
CREDIT AGREEMENT
DATED 16 NOVEMBER 2009
US$582,500,000
CREDIT FACILITY
FOR
THE COMPANIES LISTED IN SCHEDULE 1 HEREIN
as Borrowers
COORDINATED BY
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
WITH
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
as Facility Agent
and
STANDARD CHARTERED BANK (HONG KONG) LIMITED
as Security Agent
Allen & Overy

Schedules

		Page
1.	Original Parties	90
2.	Conditions precedent documents	93
3.	Form of Request	99
4.	Forms of Transfer Certificate	100
5.	Existing Facilities	104
6.	Form of Compliance Certificate	106
7.	Form of Accession Agreement	107
8.	Form of Resignation Request	108
9.	Form of Letter of Credit	109
10.	Certificate of Receivables	113
11.	Customer Limit Advice	114

Signatories		113

THIS AGREEMENT is dated 16 November 2009 and is made BETWEEN:
(1)	THE COMPANIES listed in Schedule 1 (Original Parties) as borrowers (in this capacity the Borrowers);

(2)	THE COMPANIES listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the Original Guarantors);

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as coordinator (in this capacity the Coordinator);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders);

(5)	CITIC KA WAH BANK LIMITED as issuing bank (in this capacity the Issuing Bank);

(6)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as facility agent (in this capacity the Facility Agent);

(7)	HANG SENG BANK LIMITED as security trustee (in this capacity the Security Trustee);

(8)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as factoring agent (in this capacity the Factoring Agent); and

(9)	STANDARD CHARTERED BANK (HONG KONG) LIMITED as security agent (in this capacity the Security Agent).
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Accession Agreement means a letter, substantially in the form of Schedule 7 (Form of Accession Agreement), with such amendments as the Facility Agent and the Borrowers may agree.

Acquisition means the proposed acquisition of the entire issued share capital of each Target Company by the Company in accordance with the SPA.

Additional Assignment Document means an assignment by a Borrower (other than Oriental Printed Circuits Limited) in favour of the Factoring Agent of all of its right, title and interest in and to the Contracts in connection with the relevant Without Recourse Receivables and the relevant Without Recourse Receivables in form and substance satisfactory to the Factoring Agent.

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

Additional Guarantor Security Agreement means a security agreement to be granted by an Additional Guarantor in respect of all its present and future assets in favour of the Security Trustee in form and substance satisfactory to the Security Trustee.
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Additional Guarantor Share Mortgage means a share mortgage to be granted by each shareholder of an Additional Guarantor in favour of the Security Trustee in respect of its shares in that Additional Guarantor.

Additional Security Over Receivables means an assignment by way of security by a Borrower (other than Oriental Printed Circuits Limited) in favour of the Factoring Agent of all of its right, title and interest in and to the Contracts in connection with the relevant With Recourse Receivables and the relevant With Recourse Receivables, incorporating a charge over the Charged Accounts in form and substance satisfactory to the Factoring Agent.

Administrative Party means the Coordinator or an Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agent means the Facility Agent, the Security Trustee, the Factoring Agent or the Issuing Bank.

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the Hong Kong foreign exchange market with US Dollars as of close of business in Hong Kong on a particular day.

Approved Customer means a Customer designated as an Approved Customer by the Factoring Agent and the relevant Borrower for the purposes of this Agreement.

Assignment Document means:
(a)	the assignment by Oriental Printed Circuits Limited in favour of the Factoring Agent of all its right, title and interest in and to the Without Recourse Receivable Contracts in form and substance satisfactory to the Factoring Agent; or

(b)	each Additional Assignment Document (if any).
Availability Period means:
(a)	for the Tranche A Facility, the period from and including the date of this Agreement to and including the date falling six months from the date of this Agreement;

(b)	for the Tranche B Facility, the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date;

(c)	for the Tranche C Facility, the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date; and

(d)	for the Tranche D Facility, the period from and including the date of this Agreement to and including the Final Maturity Date.
Break Costs means the amount (if any) which a Lender is entitled to receive under Subclause 29.3 (Break Costs).

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general banking business in Hong Kong and:
(a)	(in relation to any date for payment or purchase of euro), any TARGET Day; or
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(b)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.
Certificate of Receivables means a certificate in substantially the form of Schedule 10.

Charged Account means each account to be maintained by the Borrowers as further described in any Security Over Receivables, including all replacement accounts and sub-accounts from time to time.

Commitment means Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment.

Company means TTM Hong Kong Limited, a company incorporated under the laws of Hong Kong.

Completion means the completion of the Acquisition in accordance with the SPA.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Composite Security Agreement means the security agreement (in form and substance satisfactory to the Security Trustee) to be entered into between the Company, each Original Obligor, MTG Flex (BVI) Limited, OPC Flex Limited, OPC Flex (HK) Limited, State Link Trading Limited, Circuit Net Technology Limited and the Security Trustee in form and substance satisfactory to the Security Trustee.

Composite Share Mortgage means the composite share mortgage (in form and substance satisfactory to the Security Trustee) to be entered into between TTM International, the Company, MTG (PCB) No.2 (BVI) Limited, MTG Management (BVI) Limited, MTG PCB (BVI) Limited, Mica-Ava China Limited and the Security Trustee in respect of the issued share capital of the Company and each Original Obligor.

Contract means a contract (in any form, including a purchase order) for the supply or provision of Goods by a Borrower to a Customer at any time.

Credit means a Loan or a Letter of Credit.

Credit Cover means any insurance or similar arrangement in respect of credit risk of any Receivable satisfactory to the Factoring Agent.

Credit Cover Limit means the maximum amount determined by the Factoring Agent up to which the Receivable (or any part of such Receivable) due from a Customer is covered by a Credit Cover and may be designated as Credit Protected Receivables.

Credit Cover Percentage means the percentage specified in or referred to as such in respect of a Customer in a Customer Limit Advice.

Credit Protected Receivable, in respect of a Customer, means a Receivable which is covered by a Credit Cover and is treated as a Credit Protected Receivable in accordance with the provisions in the Credit Protection Event as described in or referred to as such in a Customer Limit Advice in respect of that Customer.

Credit Protection Event means with respect to a Customer, any event specified in or referred to as such in a Customer Limit Advice in respect of such Customer.
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Customer means a person which incurs any obligation to make payment to a Borrower under a Contract.

Customer Limit Advice means each notice or advice, substantially the form of Schedule 11 (Customer Limit Advice), from time to time issued by the Factoring Agent to a Borrower notifying that Borrower of, inter alia, the customer limit and/or the Credit Cover Limit in relation to a Customer or Customers.

Customer Notice has the meaning given to it in a Security Over Receivables, or, as the case may be, an Assignment Document.

Default means:
(a)	an Event of Default; or

(b)	an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.
Dispute means any situation where a Customer fails to accept Goods or an invoice or raises a dispute, defence, counterclaim or set-off in relation to any debt or Contract, including any defence arising from a claim to the proceeds of the Receivable by any third party.

Eligible Receivable means a Receivable designated as an Eligible Receivable by the Factoring Agent, provided that a Receivable may only be designated as an Eligible Receivable if it has payment terms of not more than 120 days unless otherwise agreed by the Factoring Agent (acting on the instructions of the Majority Tranche C Lenders).

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:
(c)	the pollution or protection of the environment;

(d)	the harm to or the protection of human health;

(e)	the conditions of the workplace; or

(f)	any emission or substance capable of causing harm to any living organism or the environment.
Event of Default means an event or circumstance specified as such in Clause 24 (Default).

Existing Facilities means the existing Financial Indebtedness set out in Schedule 5 (Existing Facilities).

Extraordinary Event means, in respect of a Receivable:
(a)	a general moratorium decreed by the government of the country in which the relevant Customer is situated or in which the Receivable is payable or any other measure or decision by any national, regional or local authority or state institution of any country affecting the payment of the Receivable;
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(b)	the occurrence of rebellion and insurrection, revolution, riot, general strike, social or political disorder, civil commotion or war including civil war or hostilities, total or partial occupation of the territory by a foreign power or terrorist action;

(c)	any measure or decision of a government which in whole or in part prevents performance of contractual obligations by a Customer under a Contract, in particular, with regard to the transfer of funds in the currency required under the Contract to the Factoring Agent or the Security Trustee or the conversion of a currency into the currency required for payment under the Contract or the confiscation, requisition or destruction of the Goods;

(d)	a delay in transfer of payments caused by banks and other fund transfer systems;

(e)	the ionising, radioactive, toxic, explosive or other hazardous or contaminating properties or effects of any explosive nuclear assembly or component thereto, nuclear fuel, combustion or waste affecting the payment of the Receivable;

(f)	political events or economic difficulties or legislative or administrative measures which prevent or delay the transfer to the Factoring Agent or the Security Trustee of payments or deposits due in respect of the Contract; or

(g)	a natural disaster, flood, storm, typhoon or other act of God or any nuclear explosion or contamination, leak of radioactivity, nuclear reaction, nuclear radiation or radioactive contamination, save as otherwise expressly varied in the relevant Customer Limit Advice.

Facility means a credit facility made available under this Agreement.

Facility Office means the office(s) notified by a Lender to the Facility Agent:
(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,
as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Borrowers setting out the amount of certain fees referred to in Clause 28 (Fees).

Final Maturity Date means, for each Facility, the fourth anniversary of the date of this Agreement.

Finance Document means:
(a)	this Agreement;

(b)	a Security Document;

(c)	an Assignment Document;

(d)	a Fee Letter;

(e)	a Transfer Certificate;
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(f)	an Accession Agreement;

(g)	a Resignation Request (if any); or

(h)	any other document designated as such by the Facility Agent and the Borrowers.
Finance Party means a Lender, an Administrative Party or the Security Agent.

Financial Indebtedness means any indebtedness for or in respect of:
(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with GAAP;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)	the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:
(i)	is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service; or

(ii)	involves a period of more than six months before or after the date of acquisition or supply;
(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark-to-market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.
GAAP means, in relation to an Obligor, generally accepted accounting principles in the jurisdiction where that Obligor is incorporated.

Goods means any merchandise and, where applicable, any services provided by a Borrower to a Customer under a Contract.

Group means the Company and its Subsidiaries.

Guarantor means an Original Guarantor or an Additional Guarantor.
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HK Dollars or HK$ means the lawful currency of Hong Kong.

Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.

Hong Kong means the Hong Kong Special Administrative Region of the PRC.

Increased Cost means:
(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or having a Commitment or funding or performing its obligations under any Finance Document.

Interest Period means each period determined under this Agreement:
(a)	by reference to which interest on a Loan or an overdue amount is calculated; or

(b)	for which the Issuing Bank may be under a liability under a Letter of Credit.
Lender means:
(a)	an Original Lender; or

(b)	any person which becomes a Party in accordance with Subclause 32.2 (Assignments and transfers by Lenders).
Letter of Credit means a letter of credit, substantially in the form of Schedule 9 (Form of Letter of Credit) or in any other form agreed by the Issuing Bank, the Facility Agent and the relevant Borrower making a Request for that letter of credit.

LIBOR means for an Interest Period of any Loan or overdue amount:
(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for the relevant currency or Interest Period of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as at 11.00 a.m. (London time) on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Interest Period.

Loan means the Tranche A Loan, a Tranche B Loan or a Tranche C Loan.

London Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general banking business in London.
TETONS — CREDIT AGREEMENT

Majority Lenders means, at any time, Lenders:
(a)	whose share in the outstanding Credits then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Credits;

(b)	if there is no Credit then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)	if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.
Margin means:
(a)	for the Tranche A Loan, 2 per cent. per annum;

(b)	for a Tranche B Loan, 2.25 per cent. per annum; and

(c)	for a Tranche C Loan, 1.25 per cent. per annum.
Material Adverse Effect means a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole;

(b)	the ability of any Obligor to perform its obligations under any Finance Document;

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to, any Finance Document; or

(d)	any right or remedy of a Finance Party in respect of a Finance Document.
Material Group means the Company and its Material Subsidiaries.

Material Group Member means the Company or a Material Subsidiary.

Material Subsidiary means, at any time, a Subsidiary of the Company if the gross assets, pre-tax profits or turnover of that Subsidiary then equal or exceed five per cent. of the gross assets, pre-tax profits or turnover of the Group.

For this purpose:
(a)	subject to paragraph (b) below:
(i)	the contribution of a Subsidiary of the Company will be determined from its financial statements which were consolidated into the latest audited consolidated financial statements of the Company; and

(ii)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company;
(b)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Company were prepared:
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(i)	the contribution of the Subsidiary will be determined from its latest financial statements; and

(ii)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);
(c)	the contribution of a Subsidiary will, if it has Subsidiaries, be determined from its consolidated financial statements;

(d)	if a Material Subsidiary disposes of all or substantially all of its assets to another member of the Group, it will immediately cease to be a Material Subsidiary and the other member of the Group (if it is not the Company or already a Material Subsidiary) will immediately become a Material Subsidiary;

(e)	a Subsidiary of the Company (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest audited consolidated financial statements of the Company; and

(f)	except as specifically mentioned in paragraph (d) above, a member of the Group will remain a Material Subsidiary until the next audited consolidated financial statements of the Company show otherwise under paragraph (a) above.
If there is a dispute as to whether or not a member of the Group is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

Maturity Date means, for a Tranche B Loan, a Tranche C Loan and a Letter of Credit, the last day of its Interest Period.

Non-Party Parent Subsidiary means TTM International and any direct or indirect Subsidiary of the Parent that is not an Obligor or a member of the Group.

Obligor means a Borrower or a Guarantor.

Onshore PRC Bank Borrowing means any indebtedness for or in respect of:
(a)	any moneys borrowed from; or

(b)	any transaction which has the commercial effect of a borrowing entered into with, a bank or financial institution in the PRC.

Original Obligor means a Borrower or an Original Guarantor.

Parent means TTM Technologies, Inc., a company incorporated under the laws of Delaware.

Party means a party to this Agreement.

PRC means the People’s Republic of China, but excluding Hong Kong, the Macau Special Administrative Region and Taiwan for the purposes of the Finance Documents.
TETONS — CREDIT AGREEMENT

Pro Rata Share means:
(a)	for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b)	for any other purpose on a particular date:
(i)	the proportion which a Lender’s share of the Credits (if any) bears to all the Credits;

(ii)	if there is no Credit outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv)	when the term is used in relation to a Facility, the above proportions but applied only to the Credits and Commitments for that Facility.
For the purpose of sub-paragraph (iv) above, the Facility Agent will determine, in the case of a dispute, whether the term in any case relates to a particular Facility.

Rate Fixing Day means the second London Business Day before the first day of an Interest Period for a Loan or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in London interbank market.

Receivable any receivables (including tax or duty payable) and any other obligations payable and/or incurred by an Approved Customer under a Contract.

Reference Banks means the principal London offices of DBS Bank Ltd, HSBC Bank Plc and Standard Chartered Bank and any other bank or financial institution appointed as such by the Facility Agent under this Agreement after consultation with the Company.

Repayment Instalment means each scheduled instalment for repayment of the Tranche A Loan.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Subclause 20.19 (Times for making representations and warranties) or any other Finance Document.

Request means a request for a Credit, substantially in the form of Schedule 3 (Form of Request).

Resignation Request means a letter in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Facility Agent and the Borrowers may agree.

Rollover Loan means, unless provided to the contrary in this Agreement, one or more Loans under the Tranche B Facility or the Tranche C Facility:
(a)	to be made on the same day that a maturing Loan under the Tranche B Facility or, as the case may be, the Tranche C Facility is due to be repaid:

(b)	the aggregate amount of which is equal to or less than the maturing Loan or claim; and
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(c)	to be made to the same Borrower for the purpose of refinancing a maturing Loan under the Tranche B Facility or, as the case may be, the Tranche C Facility.
RMB means the lawful currency for the time being of the PRC.

Screen Rate means the USD interest rate for the relevant Interest Period displayed on the Reuters screen page “LIBOR01”. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Borrowers and the Lenders) may specify another page or service displaying the appropriate rate.

Security Agreement means:
(a)	the Composite Security Agreement; or

(b)	each Additional Guarantor Security Agreement (if any).
Security Document means:
(a)	each Security Agreement;

(b)	each Share Mortgage;

(c)	each Security Over Receivables; or

(d)	any other document evidencing or creating security over any asset (present or future) of an Obligor to secure any obligation of any Obligor to a Finance Party under the Finance Documents.
Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Security Over Receivables means:
(a)	the assignment by way of security by Oriental Printed Circuits Limited in favour of the Factoring Agent of all of its right, title and interest in and to the With Recourse Receivable Contracts, incorporating a charge over the Charged Accounts in form and substance satisfactory to the Factoring Agent; or

(b)	each Additional Security Over Receivables (if any).
Security Provider means each party to a Security Document (other than a Finance Party).

Share Mortgage means:
(a)	the Composite Share Mortgage; or

(b)	each Additional Guarantor Share Mortgage (if any).
SPA means the Stock Purchase Agreement between, among others, MTG Investment (BVI) Limited as the vendor and the Company as the purchaser for the sale and purchase of the entire issued share capital of each Target Company.
TETONS — CREDIT AGREEMENT

Subsidiary means, in relation to any person, an entity:
(a)	which is controlled, directly or indirectly, by that person; or

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by that person; or

(c)	which is a Subsidiary of another Subsidiary of that person,
and for this purpose, an entity shall be treated as being controlled by another if that other entity or person is able to direct its affairs, management or policies and/or to control the composition of its board of directors or equivalent body, whether through the ownership of voting capital, by contract or otherwise.

Tang Family means Mr. Tang Hsiang Chien, his estate and his children and the companies directly or indirectly owned or controlled by him, his estate or his children.

TARGET means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

Target Company means each of MTG Management (BVI) Limited, MTG PCB (BVI) Limited, MTG (PCB) No.2 (BVI) Limited and MTG Flex (BVI) Limited.

TARGET Day means any day on which TARGET is open for settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Tranche A Commitments means the aggregate of the Tranche A Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

Total Tranche B Commitments means the aggregate of the Tranche B Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

Total Tranche C Commitments means the aggregate of the Tranche C Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.
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Total Tranche D Commitments means the aggregate of the Tranche D Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

Tranche A Commitment means:
(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Tranche A Commitments and the amount of any other Tranche A Commitment it acquires; and

(b)	for any other Lender, the amount of any other Tranche A Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement.

Tranche A Facility means the term loan facility in an aggregate principal amount of US$350,000,000 referred to in Subclause 2.1 (Tranche A Facility).

Tranche A Loan means a Loan under the Tranche A Facility and identified as such in its Request.

Tranche B Commitment means:
(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Tranche B Commitments and the amount of any other Tranche B Commitment it acquires; and

(b)	for any other Lender, the amount of any other Tranche B Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement.

Tranche B Facility means the revolving credit facility in an aggregate principal amount of US$87,500,000 referred to in Subclause 2.2 (Tranche B Facility).

Tranche B Loan means a Loan under the Tranche B Facility and identified as such in its Request.

Tranche C Commitment means:
(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Tranche C Commitments and the amount of any other Tranche C Commitment it acquires; and

(b)	for any other Lender, the amount of any other Tranche C Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement.

Tranche C Facility means the revolving credit facility in an aggregate principal amount of US$65,000,000 referred to in Subclause 2.3 (Tranche C Facility).

Tranche C Lender means a Lender under the Tranche C Facility.

Tranche C Loan means a Loan under the Tranche C Facility and identified as such in its Request.

Tranche C Majority Lenders means, at any time, Tranche C Lenders:
TETONS — CREDIT AGREEMENT

(a)	whose share in the outstanding Tranche C Loans then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Tranche C Loans;

(b)	if there is no Tranche C Loan then outstanding, whose undrawn Tranche C Commitments then aggregate 66 2/3 per cent. or more of the Total Tranche C Commitments; or

(c)	if there is no Tranche C Loan then outstanding and the Total Tranche C Commitments have been reduced to zero, whose Tranche C Commitments aggregated 66 2/3 per cent. or more of the Total Tranche C Commitments immediately before the reduction.
Tranche C Maximum Utilisation Amount means 90 per cent. of the aggregate of:
(a)	the outstanding amounts under the Eligible Receivables;

(b)	the amount standing to the credit of each Charged Account; and

(c)	the amount of Credit Cover Proceeds held by the Factoring Agent on behalf of the Tranche C Lenders, as set out in the latest Certificate of Receivables furnished by the Factoring Agent.

Tranche D Commitment means:
(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Tranche D Commitments and the amount of any other Tranche D Commitment it acquires; and

(b)	for any other Lender, the amount of any other Tranche D Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement.

Tranche D Facility means the letters of credit facility in an aggregate principal amount of US$80,000,000 referred to in Subclause 2.4 (Tranche D Facility).

Tranche D Lender means a Lender under the Tranche D Facility.

Tranche D Majority Lenders means, at any time, Tranche D Lenders:
(a)	whose share in the outstanding Letters of Credit then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Letters of Credit;

(b)	if there is no Letter of Credit then outstanding, whose undrawn Tranche D Commitments then aggregate 66 2/3 per cent. or more of the Total Tranche D Commitments; or
if there is no Letter of Credit then outstanding and the Total Tranche D Commitments have been reduced to zero, whose Tranche D Commitments aggregated 66 2/3 per cent. or more of the Total Tranche D Commitments immediately before the reduction.

Transfer Certificate means:
(a)	for a transfer by assignment, assumption and release, a certificate substantially in the form of Part 1 of Schedule 4 (Forms of Transfer Certificate), and
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(b)	for a transfer by novation, a certificate substantially in the form of Part 2 of Schedule 4 (Forms of Transfer Certificate);
in each case with such amendments as the Facility Agent may approve or reasonably require.

TTM International means TTM Technologies International, Inc., a company incorporated under the laws of Delaware.

US Dollars or US$ means the lawful currency for the time being of the United States of America.

Utilisation Date means each date on which a Facility is utilised.

With Recourse Receivable means an Eligible Receivable designated as such by the Factoring Agent and which will be secured in favour of the Factoring Agent on behalf of the Tranche C Lenders under the Security Over Receivables.

With Recourse Receivable Contract means a Contract in connection with a With Recourse Receivable.

Without Recourse Receivable means an Eligible Receivable designated as such by the Factoring Agent which will be assigned by the relevant Borrower to the Factoring Agent on behalf of the Tranche C Lenders under the Assignment Document, provided that there shall be no prohibition or restrictions on assignment in any Contract in respect of such Eligible Receivable.

Without Recourse Receivable Contract means a Contract in connection with a Without Recourse Receivable.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)	assets includes properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(iv)	disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vi)	customer due diligence requirements are to the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;
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(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a currency is a reference to the lawful currency for the time being of the relevant country;

(x)	a Default being outstanding means that it has not been remedied or waived;

(xi)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xii)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiii)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xiv)	a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility; and

(xv)	a time of day is a reference to Hong Kong time.
(b)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.
(c)	Unless the contrary intention appears:
(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, may be or is capable of becoming outstanding under the Finance Documents.
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(d)	The headings in this Agreement do not affect its interpretation.

2.	FACILITIES

2.1	Tranche A Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a term loan facility in an aggregate amount equal to the Total Tranche A Commitments.

2.2	Tranche B Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an aggregate amount equal to the Total Tranche B Commitments.

2.3	Tranche C Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an aggregate amount equal to the Total Tranche C Commitments.

2.4	Tranche D Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a letters of credit facility in an aggregate amount equal to the Total Tranche D Commitments.

2.5	Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:
(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations does not affect the obligations of any other person under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.
3.	PURPOSE

3.1	Tranche A Loan

The Tranche A Loan may only be used for the purpose of refinancing the Existing Facilities.
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3.2	Tranche B Loans

Each Tranche B Loan may only be used to finance the Group’s working capital for the purposes of its normal trading and/or refinancing the Existing Facilities.

3.3	Tranche C Loans

Each Tranche C Loan may only be used to finance the Group’s working capital for the purposes of its normal trading

3.4	Tranche D Facility — Letters of Credit

Each Letter of Credit may only be issued:
(a)	to satisfy the Group’s import letters of credit issuance requirements for the purchase of machinery and raw material; or

(b)	in favour of banks with letters of credit already issued on behalf of a member of the Group and which are outstanding as at the date of the first Request for a Loan (an issued letter of credit), provided that:
(i)	the Interest Period for a Letter of Credit issued for such purpose shall not exceed 540 days from the maturity of the corresponding issued letter of credit; and

(ii)	the amount of a Letter of Credit issued for such purpose shall be equal to the amount outstanding under the corresponding issued letter of credit.
3.5	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

(a)	A Borrower may not deliver a Request until the Facility Agent has received (or waived receipt of) all of the documents and evidence appearing to comply with Part 1 of Schedule 2 (Conditions precedent documents).

(b)	In addition to those documents and evidence referred to in paragraph (a) above, a Borrower may not deliver a Request for a Tranche C Loan until the Facility Agent has received (or waived receipt of) all of the documents and evidence appearing to comply with Part 3 of Schedule 2 (Conditions precedent documents).

(c)	The Facility Agent must give this notification to the Borrowers, the Factoring Agent, the Issuing Bank and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:
(a)	the Repeating Representations are correct in all material respects; and
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(b)	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.
4.3	Maximum number

Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 15 Loans outstanding.

5.	UTILISATION — LOANS

5.1	Giving of Requests

(a)	A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)	Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. three Business Days before the Rate Fixing Day for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:
(a)	it identifies the Borrower;

(b)	it identifies the Facility under which the Loan is to be made;

(c)	the Utilisation Date is a Business Day falling within the Availability Period for the Facility under which the Loan is to be made;

(d)	in respect of the Request for the Tranche A Loan, the amount of the Loan requested is the amount of the Total Tranche A Commitments;

(e)	in respect of a Request for a Tranche B Loan, the amount of the Loan requested is:
(i)	a minimum of US$5,000,000 and an integral multiple of US$1,000,000;

(ii)	the maximum undrawn amount available under the Tranche B Facility on the proposed Utilisation Date; or

(iii)	such other amount as the Facility Agent may agree; and
(f)	in respect of a Request for a Tranche C Loan:
(i)	the amount of the Loan requested is a minimum of US$2,000,000 or the maximum undrawn amount available under the Tranche C Facility on the proposed Utilisation Date; and

(ii)	the amount of the Loan requested (together with the aggregate outstanding amounts under all outstanding Tranche C Loans) does not exceed the Tranche C Maximum Utilisation Amount; and
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(g)	the proposed Interest Period complies with this Agreement.
Only one Loan may be requested in a Request.

5.3	Single Tranche A Loan

The Borrowers may borrow only one Tranche A Loan.

5.4	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if, as a result:
(i)	its share in the Credits under a Facility would exceed its Commitment for that Facility; or

(ii)	the Credits under a Facility would exceed the Total Commitments under that Facility.
(d)	If the conditions set out in this Agreement have been met, each Lender must make its share in the requested Loan available to the Facility Agent for the relevant Borrower through its Facility Office on the Utilisation Date.

6.	UTILISATION — LETTERS OF CREDIT

6.1	Giving of Requests

(a)	A Borrower may request a Letter of Credit to be issued by giving to the Issuing Bank (with a copy to the Facility Agent) a duly completed Request and all relevant supporting documents (including any relevant application forms).

(b)	Unless the Issuing Bank and the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. two Business Days before the proposed Utilisation Date.

(c)	The Facility Agent must, by close of business in Hong Kong on the day on which a Request for a Letter of Credit is received by it, notify the Issuing Bank in writing of the maximum undrawn amount available under the Tranche D Facility.

(d)	Each Request is irrevocable.

6.2	Completion of Requests

A Request for a Letter of Credit will not be regarded as being duly completed unless:
(a)	it identifies the Borrower;

(b)	it specifies that it is for Letters of Credit;

(c)	the Utilisation Date is a Business Day falling within the Availability Period;
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(d)	the amount of the Letter of Credit requested is:
(i)	the maximum undrawn amount available under the Tranche D Facility on the proposed Utilisation Date; or

(ii)	such other amount as the Issuing Bank may agree;
(e)	in the case of a Letter of Credit which is a standby letter of credit:
(i)	the form of Letter of Credit (in substantially the form of Schedule 9);

(ii)	all relevant supporting documents are attached; and

(iii)	the proposed Letter of Credit is to be issued in favour of banks with letters of credit already issued as at the date of the first Request for a Loan;
(f)	in the case of a Letter of Credit which is not a standby letter of credit, the relevant application form (in substantially the form of applications generally accepted by the Issuing Bank for general letter of credit business from time to time) and all relevant supporting documents are attached;

(g)	the expiry date (including the last day of the usance period) of the Letter of Credit falls on or before the Final Maturity Date;

(h)	the expiry date of the Letter of Credit does not exceed:
(i)	in respect of Letters of Credit requested for the purpose of equipment purchases, 540 days from the Utilisation Date; and

(ii)	in respect of Letters of Credit requested for the purpose of any other general purpose, 150 days from the Utilisation Date; and
(i)	the delivery instructions for the Letter of Credit are specified.
Only one Letter of Credit may be requested in a Request, and only three Requests for Letters of Credit may be delivered on any day.

6.3	Issue of Letter of Credit

(a)	The Issuing Bank must promptly notify the Facility Agent of the details of the requested Letter of Credit.

(b)	The Facility Agent must promptly upon receipt of the notification under paragraph (a) above notify each Lender of the details of the requested Letter of Credit and the amount of its share of that Letter of Credit.

(c)	The amount of each Lender’s share in a Letter of Credit will be its Pro Rata Share on the proposed Utilisation Date.

(d)	If the conditions set out in Clause 4.1 (Conditions precedent documents) and this Clause 6 (Utilisation — Letters of Credit) have been met, the Issuing Bank must issue the Letter of Credit on the Utilisation Date.
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(e)	The Issuing Bank must promptly provide to the Facility Agent a copy of any Letter of Credit issued under this Clause.

6.4	Conditions precedent

(a)	The Issuing Bank is not obliged to issue any Letter of Credit if as a result:
(i)	a Lender’s share in the Letters of Credit would exceed its Commitment for the Tranche D Facility; or

(ii)	the Letters of Credit would exceed the Total Tranche D Commitments.
(b)	The Issuing Bank is not obliged to issue any Letter of Credit if either on the date of the Request or the Utilisation Date:
(i)	the Repeating Representations are not correct in all material respects; and/or

(ii)	a Default is outstanding or would result from the issue of that Letter of Credit.
(c)	The Issuing Bank has no duty to enquire of any person whether or not any of the conditions precedent set out in paragraph (a) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Facility Agent in accordance with Clause 38 (Notices) by 12.00pm on the proposed Utilisation Date. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on any such assumption.

7.	TRANCHE C LOANS

7.1	Receivables

The Factoring Agent may:
(a)	designate a Receivable as an Eligible Receivable or, by notice to the relevant Borrower, re-designate an Eligible Receivable such that it is not an Eligible Receivable;

(b)	arrange for Credit Cover in respect of any Eligible Receivable up to any relevant Credit Cover Limit; and

(c)	designate, or by notice to the relevant Borrower re-designate, an Eligible Receivable as either a With Recourse Receivable or a Without Recourse Receivable.
7.2	With Recourse Receivables

Each With Recourse Receivable will be assigned by way of security to the Factoring Agent (acting on behalf of the Tranche C Lenders) under a Security Over Receivables entered into by the relevant Borrower and the Factoring Agent on behalf of the Tranche C Lenders.

7.3	Without Recourse Receivables

(a)	Each Without Recourse Receivable will be assigned to the Factoring Agent (acting on behalf of the Tranche C Lenders) under an Assignment Document entered into by the relevant Borrower and the Factoring Agent on behalf of the Tranche C Lenders.
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(b)	Each Borrower represents and warrants to each Finance Party that there is no prohibition on assignment (or any other similar restriction) under any Contract in respect of any Without Recourse Receivable.

(c)	The Factoring Agent shall not re-assign any Without Recourse Receivable to a Borrower and shall not require a Borrower to repurchase any Without Recourse Receivable unless there is Dispute in respect of such Receivable, in which case the Factoring Agent may re-assign the Without Recourse Receivable to the relevant Borrower and that Borrower shall repurchase such Receivable.

(d)	The Factoring Agent may at any time by providing a Customer Notice to the relevant Customer, with three Business Days prior notice to the relevant Borrower, disclose to that Customer the assignment of any Without Recourse Receivable by the relevant Borrower to the Factoring Agent.
7.4	Credit Cover

The Factoring Agent will hold on trust for the Tranche C Lenders any proceeds received by it from a provider of Credit Cover in respect of an Eligible Receivable (the Credit Cover Proceeds).
7.5	Payments into Charged Accounts

(a)	Each Borrower shall procure that the proceeds of all Eligible Receivables are paid by the relevant Customer directly into the Charged Account or, after a Customer Notice has been delivered pursuant to Clause 7.3(d), directly to an account of the Factoring Agent designated by the Factoring Agent.

(b)	If proceeds of any Eligible Receivable are paid by the relevant Customer directly to a Borrower, the relevant Borrower must transfer such proceeds into the Charged Account or, after a Customer Notice has been delivered pursuant to Clause 7.3(d), directly to an account of the Factoring Agent designated by the Factoring Agent.

(c)	The Factoring Agent shall hold all proceeds of Eligible Receivables received by it pursuant to this Subclause on trust for the Tranche C Lenders.

7.6	Withdrawals from Charged Accounts and application of Credit Cover Proceeds

(a)	Amounts standing to the credit of a Charged Account may only be withdrawn, and (A) the Credit Cover Proceeds and (B) any proceeds of Eligible Receivables received by the Factoring Agent may only be applied, in accordance with this Subclause.

(b)	The relevant Borrower may, on a Maturity Date of a Tranche C Loan and with the prior written consent of the Factoring Agent (such consent not to be unreasonably withheld), withdraw amounts standing to the credit of a Charged Account, provided that no withdrawals will be allowed if the aggregate amount outstanding under all Tranche C Loans will, as a result of such withdrawal, exceed the Tranche C Maximum Utilisation Amount.

(c)	The Factoring Agent may, at its discretion:
(i)	withdraw amounts standing to the credit of a Charged Account and apply such amounts towards repayment of the Tranche C Loans;

(ii)	apply the Credit Cover Proceeds towards repayment of the Tranche C Loans; and

(iii)	apply the proceeds of Eligible Receivables received by it towards repayment of the Tranche C Loans.
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7.7	Information on Receivables

Each Borrower shall supply to the Factoring Agent, not less than once per month, a statement setting out all sales made by that Borrower to Approved Customers. Such statements shall identify each Receivable, its face amount and due date and shall contain all invoices, debit notes and credit notes billed to each Approved Customer in the relevant period of such statement and such other information as the Factoring Agent may reasonably request. Such statement must be supplied to the Factoring Agent within 15 days from the date of the statement.

7.8	Record of Receivables

Each Borrower must at all times maintain proper and up-to-date files and records of all purchase orders, relevant proof of delivery and similar documents for each transaction under a Contract. Each Borrower must, promptly upon request by the Factoring Agent, provide to the Factoring Agent such documents as the Factoring Agent may reasonably require.

7.9	Notification of payment under Receivables

Each Borrower must notify the Factoring Agent in writing promptly after payment under a Receivable is received from a Customer. Such notice shall identify the Receivable, its face amount and due date and the amount paid in respect of that Receivable and shall contain such other information as the Factoring Agent may reasonably request.

7.10	Default under Receivables

Each Borrower shall, as soon as it becomes aware of any default by a Customer in the payment of any Receivable (and that default is not remedied within 60 days of the relevant due date or as otherwise stipulated in the relevant Customer Limit Advice) or any right of set-off, counterclaim or deduction purported to be exercised, made or asserted by the relevant Customer in respect of any Receivable, notify the Factoring Agent accordingly and supply to the Factoring Agent particulars of the default or the purported right of set-off, counterclaim or deduction, in each case identifying each Receivable in question, its face amount and due date and the amount in default or purported to be set-off, counterclaimed or deducted by the relevant Customer.

7.11	Certificate of Receivables

The Factoring Agent shall, on the last day of each week or, if such day is not a Business Day, on the immediately following Business Day, issue a Certificate of Receivables to the Issuing Bank and the Facility Agent reporting (a) the outstanding amounts under the Eligible Receivables as at the close of business on the immediately preceding Business Day; (b) the Tranche C Maximum Utilisation Amount; and (c) those Eligible Receivables that are Without Recourse Receivables.

7.12	Site audit

(a)	For so long as the Tranche C Facility is available to the Borrowers or amounts remain outstanding in connection with the Tranche C Facility:
(i)	the Factoring Agent shall conduct quarterly audits to inspect and audit each relevant Borrower’s files, records and other documents in respect of or in connection with the Receivables;
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(ii)	the Factoring Agent may at any time, upon identifying any irregularity, conduct an audit to inspect and audit each relevant Borrower’s files, records and other documents in respect of or in connection with the Receivables;

(iii)	each Borrower shall permit the Factoring Agent or its nominee to enter the premises of the Borrower at any time during office hours upon prior appointment to inspect and audit, and take copies of, any files, records or other documents in respect of or in connection with the Receivables; and

(iv)	if any files, records or other documents in respect of or in connection with the Receivables are not available during an audit by the Factoring Agent, the relevant Borrower must provide such files, records or other documents to the Factoring Agent within three days after the date of the audit.
(b)	The Factoring Agent or its nominee shall provide to the Facility Agent a report setting out the findings pursuant to the site audit within 30 days of the date of such site audit.

(c)	The Borrowers shall bear all cost (including the site audit fee referred to in paragraph (d) below) incurred by the Factoring Agent in relation to such site audit.

(d)	The Borrowers must pay to the Factoring Agent a site audit fee of HK$20,000 per site audit conducted by the Factoring Agent under this Subclause.

7.13	Tranche C Facility fees

(a)	The Borrowers must pay to the Factoring Agent for its own account:
(i)	factoring commission in an amount equal to 0.1 per cent. of each Eligible Receivable; and

(ii)	credit insurance cost equal to 0.3 per cent. (or the then prevailing insurance cost as notified by the Factoring Agent to the Borrowers from time to time) of each Credit Protected Receivable.
(b)	Accrued factoring commission and credit insurance cost are payable monthly in arrear.

(c)	No refund of any amounts paid under paragraph (a) above will be made in any circumstances.

8.	TRANCHE D — LETTERS OF CREDIT

8.1	General

(a)	A Letter of Credit is repaid or prepaid to the extent that:
(i)	a Borrower provides cash cover for that Letter of Credit;

(ii)	the maximum amount payable under the Letter of Credit is reduced or cancelled in accordance with its terms; or

(iii)	the Issuing Bank is satisfied that it has no further liability under that Letter of Credit.
The amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.
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(b)	If a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower that requested the issue of that Letter of Credit must repay or prepay that amount immediately.

(c)	Cash cover is provided for a Letter of Credit if a Borrower pays an amount in the currency of the Letter of Credit to an interest-bearing account with a Finance Party in Hong Kong in the name of the Borrower and the following conditions are met:
(i)	the account is with the Facility Agent or the Issuing Bank (if, subject as provided below, the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

(ii)	until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the Finance Party for which the cash cover is provided under this Clause; and

(iii)	the Borrower has entered into and delivered a security document over that account, in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders if the cash cover is to be provided for all the Lenders) or the Finance Party for which the cash cover is provided, creating a first ranking security interest over that account.
Where cash cover is to be provided to all the Lenders, a Lender may require its portion of the cash cover to be paid into its account instead of an account with the Facility Agent or the Issuing Bank. References to cash cover exclude any interest accrued on that cash cover.
(d)	The outstanding or principal amount of a Letter of Credit at any time is the maximum amount (actual or contingent) that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(e)	The amount of cash cover will be ignored in calculating the undrawn Commitment of each Lender.

(f)	A reference to a claim being made under a Letter of Credit or a claim being paid by the Issuing Bank includes a reference to any amount due (actually or contingently) from the Issuing Bank under that Letter of Credit in any account taken for the purposes of any mandatory set-off under any applicable law or regulation in the insolvency proceedings of the beneficiary of that Letter of Credit or any other person.

8.2	Illegality

(a)	The Issuing Bank must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for the Issuing Bank to perform any of its obligations under a Finance Document or to have outstanding any Letter of Credit.

(b)	After notification under paragraph (a) above:
(i)	the Company must use its best endeavours to ensure the release of the liability of the Issuing Bank under each outstanding Letter of Credit;

(ii)	failing this, each Borrower must repay or prepay the share of each Lender in each Letter of Credit requested by it on the date specified in paragraph (c) below; and

(iii)	no further Letters of Credit will be issued.
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(c)	The date for repayment or prepayment of a Lender’s share in a Letter of Credit will be the date specified by the Issuing Bank in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

8.3	Fees in respect of Letters of Credit

(a)	Each Borrower must pay direct to the Issuing Bank a fronting fee computed at the rate of 0.0625 per cent. in respect of each issued Letter of Credit.

(b)	Each Borrower must pay to the Facility Agent for each Tranche D Lender a letter of credit opening fee computed at the rate of 0.0625 per cent. in respect of each issued Letter of Credit which is not a standby letter of credit. This fee will be distributed by the Facility Agent on the last Business Day of each month according to each Lender’s Pro Rata Share.

(c)	Each Borrower must pay to the Facility Agent for each Tranche D Lender a letter of credit opening fee computed at the rate of 0.75 per cent. per annum in respect of each issued Letter of Credit which is a standby letter of credit in favour of banks with letters of credit already issued as at the date of the first Request for a Loan. This fee will be distributed by the Facility Agent on the last Business Day of each month according to each Lender’s Pro Rata Share.

(d)	Each Borrower must pay to the Facility Agent for each Tranche D Lender a letter of credit acceptance commission computed at the rate of 0.75 per cent. per annum on the daily balance of accepted Letters of Credit which are not standby letters of credit, and payable in the currency in which such Letters of Credit are issued (unless the relevant Letter of Credit is denominated in RMB, in which case the acceptance commission will be payable in USD calculated on the basis of the Agent’s Spot Rate of Exchange). This fee will be distributed by the Facility Agent on a monthly basis according to each Lender’s Pro Rata Share.

(e)	Accrued acceptance commission under paragraph (d) above are payable on the Maturity Date for the relevant Letter of Credit. Accrued letter of credit fee is also payable to the Facility Agent on the cancelled amount of any Lender’s Tranche D Commitment at the time the cancellation is effective if that Commitment is cancelled in full and its participation in the Letters of Credit is prepaid or repaid in full.

(f)	If a Borrower provides cash cover for any part of a Letter of Credit, then:
(i)	the fronting fee payable to the Issuing Bank, the letter of credit opening fee and the letter of credit acceptance commission payable for the account of each Lender in respect of any part of a Letter of Credit which is the subject of cash cover will continue to be payable until the expiry of that Letter of Credit; but

(ii)	that Borrower will be entitled to withdraw the interest accrued on the amount of the cash cover to pay those fees.
8.4	Claims under a Letter of Credit
(a)	Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a claim).

(b)	The Issuing Bank may at its discretion determine whether a claim is in order. If the Issuing Bank determines that a claim is not in order, it must promptly notify the Facility Agent in writing of such determination and provide to the Facility Agent all relevant details (including any supporting
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documents) of the relevant claim. Upon receipt of such notification, the Facility Agent shall promptly notify the Tranche D Lenders and may (acting on the instructions of the Tranche D Majority Lenders), instruct the Issuing Bank to accept the relevant claim.
(c)	Each Borrower that requested the issue of a Letter of Credit must immediately on demand (to be issued directly by the Issuing Bank) pay to the Issuing Bank an amount equal to the amount of any claim.

(d)	The Issuing Bank must promptly notify the Facility Agent:
(i)	upon paying any claim made or purported to be made under a Letter of Credit pursuant to paragraph (a) above;

(ii)	upon receipt from the relevant Borrower of all amounts payable by that Borrower pursuant to paragraph (c) above; and

(iii)	if the relevant Borrower fails to pay any amounts due to the Issuing Bank in accordance with paragraph (c) above.
(e)	Each Borrower acknowledges that the Issuing Bank:
(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.
(f)	The obligations of a Borrower under this Clause will not be affected by:
(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.
8.5	Indemnities

(a)	Each Borrower must immediately on demand indemnify the Issuing Bank against any loss or liability which the Issuing Bank incurs under or in connection with any Letter of Credit requested by it, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank.

(b)	Each Tranche D Lender must immediately on demand (to be issued directly by the Issuing Bank) directly indemnify the Issuing Bank against its share of any loss or liability which the Issuing Bank incurs under or in connection with any Letter of Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank.

(c)	The Facility Agent must, upon request by the Issuing Bank, provide to the Issuing Bank any relevant details of each Tranche D Lender for the purposes of issuing a demand under paragraph (b) above.

(d)	A Tranche D Lender’s share of the liability or loss referred to in paragraph (b) above will be its Pro Rata Share on the Utilisation Date of the relevant Letter of Credit, adjusted to reflect any subsequent assignment or transfer under this Agreement.
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(e)	The Issuing Bank must promptly notify the Facility Agent:
(i)	upon issuing a demand pursuant to paragraph (b) above; and

(ii)	upon receipt from a Tranche D Lender of any amounts referred to under paragraph (b) above.
(f)	The relevant Borrower must immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Subclause.

(g)	The obligations of each Borrower and each Lender under this Clause are continuing obligations and will extend to the ultimate balance of all sums payable by that Borrower or that Lender under or in connection with any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(h)	The obligations of each Borrower and each Lender under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person). This includes:
(i)	any time or waiver granted to, or composition with, any person;

(ii)	any release of any person under the terms of any composition or arrangement;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets (present or future) of, any person;

(iv)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(v)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(vi)	any amendment of a Finance Document, any Letter of Credit or any other document or security;

(vii)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(viii)	any insolvency or similar proceedings.
8.6	Rights of contribution

No Borrower will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

9.	OPTIONAL CURRENCIES FOR LETTERS OF CREDIT

9.1	General

In this Clause:

USD Amount of a Letter of Credit or part of a Letter of Credit means:
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(a)	if the Letter of Credit is denominated in USD, its amount; or

(b)	if the Letter of Credit is denominated in an Optional Currency, its equivalent in USD calculated on the basis of the Agent’s Spot Rate of Exchange on the date of a duly completed Request for that Letter of Credit, as adjusted below at six monthly intervals.
Optional Currency means any currency (other than USD) in which a Letter of Credit may be denominated under this Agreement (which shall include those currencies referred to in Clause 9.3(a) below).
9.2	Selection

A Borrower must select the currency of a Letter of Credit in its Request.

9.3	Conditions relating to Optional Currencies

(a)	A Letter of Credit may be denominated in an Optional Currency for an Interest Period if that Optional Currency is EUR, HKD, JPY, GBP or (subject to all applicable laws, regulations and internal policy requirements of the Facility Agent and the Issuing Bank) RMB, or has been previously approved by the Facility Agent (acting on the instructions of all the relevant Lenders).

(b)	If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company whether or not the Lenders have given their approval.

9.4	Optional Currency equivalents

The equivalent in USD of a Letter of Credit or part of a Letter of Credit in an Optional Currency for the purposes of calculating:
(a)	whether any limit under this Agreement has been exceeded;

(b)	the amount of a Letter of Credit;

(c)	the share of a Lender in a Letter of Credit;

(d)	the amount of any repayment or prepayment of a Letter of Credit; or

(e)	the undrawn amount of a Lender’s Commitment,
is its USD Amount.

9.5	Letters of Credit in Optional Currency
(a)	If a Letter of Credit is denominated in an Optional Currency, the Facility Agent must at six monthly intervals after the date of this Agreement, recalculate the USD Amount of that Letter of Credit by notionally converting the outstanding amount of that Letter of Credit into USD on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)	Each Borrower must, if requested by the Facility Agent within 10 days of any calculation under paragraph (a) above, ensure that sufficient Letters of Credit are repaid or prepaid to prevent the USD Amount of the Letters of Credit exceeding the Total Tranche D Commitments following any adjustment to a USD Amount under paragraph (a) above.
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9.6	Notification

The Facility Agent must notify the Issuing Bank and the Lenders and the Company of the relevant USD Amount (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

10.	REPAYMENT

10.1	Repayment of Tranche A Loan

Each Borrower must repay the Tranche A Loan in instalments by repaying on each Repayment Date the amount equal to the amount set out opposite that Repayment Date below:

Repayment Date	Repayment Amount
(number of months from the date of this Agreement)	(as a percentage of the Tranche A Loan outstanding as at the end of the Availability Period)
15 months	5 per cent.
21 months	10 per cent.
27 months	15 per cent.
33 months	15 per cent.
39 months	15 per cent.
45 months	15 per cent.
48 months	25 per cent.
10.2	Repayment of Tranche B Loans

(a)	Each Borrower must repay each Tranche B Loan made to it in full on its Maturity Date.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

10.3	Repayment of Tranche C Loans

(a)	Each Borrower must repay each Tranche C Loan made to it in full on its Maturity Date.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

10.4	Repayment of Letters of Credit

(a)	Each Borrower must repay each Letter of Credit issued on its behalf in full on its Maturity Date.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-utilised.
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11.	PREPAYMENT AND CANCELLATION

11.1	Mandatory prepayment — illegality

(a)	A Lender must promptly notify the Issuing Bank, the Facility Agent and the Company if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Credit.

(b)	After notification under paragraph (a) above the Facility Agent must notify the Company promptly that:
(i)	each Borrower must repay or prepay the share of that Lender in each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.
(c)	The date for repayment or prepayment of a Lender’s share in a Credit will be:
(i)	the last day of the current Interest Period of that Credit or, in the case of a Letter of Credit five days after the date of the notification; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.
11.2	Voluntary prepayment of Tranche A Loan

(a)	The Borrowers may, by giving not less than 30 days’ prior notice to the Facility Agent, prepay (or ensure that a Borrower prepays) the Tranche A Loan on the last day of its current Interest Period in whole or in part.

(b)	A prepayment of part of the Tranche A Loan must be in a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000 .

11.3	Automatic cancellation

The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the relevant Availability Period or, in respect of Tranche A, immediately after the first drawdown.

11.4	Voluntary cancellation

(a)	Each of the Borrowers may, by giving not less than 30 days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be, in respect of each of the Tranche A Facility, the Tranche B Facility, the Tranche C Facility and the Tranche D Facility, in a minimum amount of US$10,000,000 (or, if less, the maximum undrawn amount of the Total Commitments) and an integral multiple of US$5,000,000.

(c)	Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.
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11.5	Right of repayment and cancellation of a single Lender

(a)	If an Obligor is, or will be, required to pay to a Lender:
(i)	a Tax Payment; or

(ii)	an Increased Cost,
the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.
(b)	After notification under paragraph (a) above:
(i)	each Borrower must repay or prepay that Lender’s share in each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.
(c)	The date for repayment or prepayment of a Lender’s share in a Credit will be:
(i)	the last day of the current Interest Period for that Credit, or in the case of a Letter of Credit, 10 days after the date of the notification; or

(ii)	if earlier, the date specified by the Company in its notification.
11.6	Partial prepayment of Tranche A Loan

(a)	Except where this Clause expressly provides otherwise any partial prepayment of the Tranche A Loan will be applied against the remaining Repayment Instalments pro rata.

(b)	Any voluntary prepayment of a Tranche A Loan under Subclause 11.2 (Voluntary prepayment of Tranche A Loan) will be applied against the remaining Repayment Instalments in inverse order of maturity.

(c)	No amount of Tranche A Loan prepaid under this Agreement may subsequently be re-borrowed.

11.7	Re-borrowing of Tranche B Loans and Tranche C Loans

Any prepayment of a Tranche B Loan or a Tranche C Loan under this Clause 11 (Prepayment and cancellation) may not be re-borrowed.

11.8	Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. Subject to paragraph (c) below, no premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	A premium of 0.75 per cent. of the amount prepaid or cancelled (and any applicable Break Costs) will be payable by the Borrowers in respect of any voluntary prepayment of the Tranche A Loan
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under Subclause 11.2 (Voluntary prepayment of Tranche A Loan) or any voluntary cancellation under Subclause 11.4 (Voluntary cancellation) if such prepayment or cancellation occurs on or before the first anniversary of the date of this Agreement.

(d)	The Majority Lenders may agree to a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(e)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

12.	INTEREST

12.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum equal to the aggregate of the applicable:
(a)	Margin; and

(b)	LIBOR.
12.2	Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Interest Period and also, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of that Interest Period.

12.3	Interest on overdue amounts

(a)	If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche B Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):
(i)	select successive Interest Periods of any duration of up to three months; and

(ii)	determine the appropriate Rate Fixing Day for that Interest Period.
(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Interest Period, then:
(i)	the first Interest Period for that overdue amount will be the unexpired portion of that Interest Period; and
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(ii)	the rate of interest on the overdue amount for that first Interest Period will be two per cent. per annum above the rate then payable on that Loan.
After the expiry of the first Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Interest Periods but will remain immediately due and payable.

12.4	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

13.	INTEREST PERIODS

13.1	Selection — Tranche A Loan

(a)	The Tranche A Loan has successive Interest Periods.

(b)	A Borrower must select the first Interest Period for the Tranche A Loan in the relevant Request and each subsequent Interest Period in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Interest Period. Each Interest Period for the Tranche A Loan will start on its Utilisation Date or on the expiry of its preceding Interest Period.

(c)	If a Borrower fails to select an Interest Period for the outstanding Tranche A Loan under paragraph (b) above, that Interest Period will, subject to the other provisions of this Clause, be three months.

(d)	Subject to the following provisions of this Clause, each Interest Period for a Tranche A Loan will be one, two, three or (subject to availability) six months or any other period agreed by the Borrowers and the Facility Agent (acting on the instructions of the Majority Lenders).

13.2	Selection — Tranche B Loans and Tranche C Loans

(a)	Each Tranche B Loan and Tranche C Loan has one Interest Period only.

(b)	A Borrower must select the Interest Period for a Tranche B Loan and a Tranche C Loan in the relevant Request.

(c)	Subject to the following provisions of this Clause, each Interest Period for a Tranche B Loan or a Tranche C Loan will be one, two, three or (subject to availability) six months or any other period agreed by the Borrowers and the Facility Agent (acting on the instructions of the Majority Lenders).

13.3	Coincidence with Repayment Dates

The Facility Agent may, before the Rate Fixing Day for the relevant Interest Period shorten any Interest Period for the Tranche A Loan to ensure that the amount of the Tranche A Loan with an Interest Period ending on a Repayment Date is not less than the Repayment Instalment due on that Repayment Date.
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13.4	No overrunning the Final Maturity Date

If an Interest Period would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

13.5	Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

13.6	Notification

The Facility Agent must notify each relevant Party of the duration of each Interest Period promptly after ascertaining its duration.

14.	MARKET DISRUPTION

14.1	Failure of a Reference Bank to supply a rate

If LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate at or about 12.00 noon (London time) on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

14.2	Market disruption

(a)	In this Clause, each of the following events is a market disruption event:
(i)	LIBOR is to be calculated by reference to the Reference Banks but no, or (where there is more than one Reference Bank) only one, Reference Bank supplies a rate by 12.00 noon (London time) on the Rate Fixing Day; or

(ii)	the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 40 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of LIBOR for the relevant Interest Period.
(b)	The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Interest Period will be the aggregate of the applicable:
(i)	Margin; and

(ii)	rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.
14.3	Alternative basis of interest or funding

(a)	If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view
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to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

(c)	For the avoidance of doubt, unless an alternative rate is agreed pursuant to this Subclause, the rate of interest shall continue to be determined in accordance with Subclause 14.2 (Market disruption).
15.	TAXES

15.1	General

In this Clause:

Indirect Tax means any goods and services tax, consumption tax, value added tax or any Tax of a similar nature.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

15.2	Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)	Within 30 Business Days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

15.3	Tax indemnity

(a)	Without prejudice to Subclause 15.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within seven Business Days of demand by the Facility Agent, indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest,
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penalties, costs and expenses payable or incurred in connection therewith, provided that this Subclause shall not apply to:-
(i)	any Tax imposed on or calculated with reference to profit or net income of a Finance Party by the jurisdiction in which such Finance Party is incorporated; or

(ii)	any Tax imposed on or calculated with reference to profit or net income on the Facility Office of a Finance Party by the jurisdiction in which the Facility Office of such Finance Party is located.
(b)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company in accordance with Clause 38.4 (Obligors) of the event which will give, or has given, rise to the claim.

(c)	A Finance Party must, on receiving a payment from an Obligor under this Clause notify the Facility Agent.

15.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:
(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has obtained, used and retained that Tax Credit,
the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

15.5	Stamp taxes

The Borrowers must pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

15.6	Indirect tax

(a)	All consideration expressed to be payable under a Finance Document by any Obligor to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Obligor in connection with a Finance Document, that Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.
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16.	INCREASED COSTS

16.1	Increased Costs

Except as provided below in this Clause, the Borrowers must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:
(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)	compliance with any law or regulation made after the date of this Agreement.
16.2	Exceptions

The Borrowers need not make any payment for an Increased Cost to the extent that the Increased Cost is:
(a)	compensated for under another Clause or would have been but for an exception to that Clause;

(b)	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

(c)	attributable to a Tax Deduction which as at the date of this Agreement is required by law to be made by an Obligor.
16.3	Claims

(a)	A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Borrowers.

(b)	Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

17.	MITIGATION

17.1	Mitigation
(a)	Each Finance Party must, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:
(i)	any Tax Payment or Increased Cost being payable to that Finance Party; or

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality, including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
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(c)	The Borrowers must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.2	Conduct of business by a Finance Party

No term of any Finance Document will:
(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.
18.	PAYMENTS

18.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

18.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

18.3	Distribution

(a)	Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

(b)	The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)	Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility
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Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.
18.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Subclause.

(b)	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)	A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)	Each other amount payable under the Finance Documents is payable in USD.

18.5	No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

18.6	Business Days

(a)	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

18.7	Partial payments

(a)	If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
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(b)	The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by an Obligor.

18.8	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Each Guarantor jointly and severally and irrevocably and unconditionally:
(a)	guarantees to each Finance Party punctual performance by each Borrower of all its obligations under the Finance Documents;

(b)	undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and

(c)	agrees with each Finance Party that if, for any reason, any amount claimed by a Finance Party under this Clause is not recoverable from that Guarantor on the basis of a guarantee then that Guarantor will be liable as a principal debtor and primary obligor to indemnify that Finance Party in respect of any loss it incurs as a result of a Borrower failing to pay any amount expressed to be payable by it under a Finance Document on the date when it ought to have been paid. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause had the amount claimed been recoverable on the basis of a guarantee.
19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.
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19.4	Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing (whether or not known to it or any Finance Party) which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause. This includes:
(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets (present or future) of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment of a Finance Document or any other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

(h)	any insolvency or similar proceedings.
19.5	Immediate recourse

(a)	Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

(b)	This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:
(a)	(i)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or
(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and
(b)	hold in a suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause.
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19.7	Non-competition

Unless:
(a)	all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or

(b)	the Facility Agent otherwise directs,
no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:
(i)	be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.
Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.
19.8	Release of Guarantors’ right of contribution

If any Guarantor ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purposes of any sale or other disposal of that Guarantor:
(a)	that Guarantor will be released by each other Guarantor from any liability whatsoever to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor will waive any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document or of any other security taken under, or in connection with, any Finance Document where the rights or security are granted by or in relation to the assets of the retiring Guarantor.
19.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
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19.10	Limitations

(a)	This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of 47A of the Companies Ordinance (Cap.32 of the Laws of Hong Kong).

(b)	The obligations of any Additional Guarantor are subject to the limitations (if any) set out in the Accession Agreement executed by that Additional Guarantor.

20.	REPRESENTATIONS AND WARRANTIES

20.1	Representations and warranties

The representations and warranties set out in this Clause are made by each Obligor or (if the relevant provision so states) the Company to each Finance Party.

20.2	Status

(a)	It is a corporation or limited liability company, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

20.4	Legal validity

(a)	Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

20.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:
(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets.
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20.6	No default

(a)	No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document; and

(b)	no other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

20.7	Authorisations

Except for registration of:
(a)	the Composite Share Mortgage, the Composite Security Agreement, the Security Over Receivables and, if applicable, the Assignment Document entered into by Oriental Printed Circuits Limited at the Hong Kong Companies Registry pursuant to the Companies Ordinance (Cap. 32 of the Laws of Hong Kong);

(b)	the Composite Share Mortgage and the Composite Security Agreement at the Registry of Corporate Affairs in the British Virgin Islands pursuant to the BVI Business Companies Act, 2004 (as amended); and

(c)	a financing statement on Form UCC1 covering the shares in the Company subject to the Security Interests constituted under the Composite Share Mortgage and naming TTM International as debtor and the Security Trustee as secured party with the Office of the Secretary of State of the State of Delaware,
all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

20.8	Financial statements

Its audited financial statements most recently delivered to the Facility Agent:
(a)	have been prepared in accordance with GAAP, consistently applied; and

(b)	give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

20.9	No material adverse change

There has been no material adverse change in the consolidated financial condition of each Obligor since the date on which the latest unaudited financial statements of each Obligor delivered pursuant to Part 1 of Schedule 2 (Conditions Precedent Documents) were drawn up.

20.10	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
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20.11	Environmental laws

(a)	Each Obligor and each member of the Group is in compliance with Subclause 23.13 (Environmental matters) and no circumstances have occurred which would prevent such compliance in each case where non-compliance could reasonably be expected to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry) is threatened against any Obligor or any member of the Group where such Environmental Claim is likely to be determined against the relevant Obligor or member of the Group and, if so determined, would reasonably be expected to have a Material Adverse Effect.

20.12	Litigation

No litigation, arbitration or administrative proceedings against any member of the Group has been started or, to its knowledge, threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

20.13	Taxes on payments

All amounts payable by it under the Finance Documents may be made without any Tax Deduction.

20.14	Stamp duties

Except for registration fees payable at the relevant registries under Subclause 20.7 (Authorisations) (in each case in respect of the Security Documents) no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

20.15	Immunity

(a)	The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

20.16	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:
(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(b)	no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of any Finance Document.
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20.17	Jurisdiction/governing law

(a)	In this Subclause:

Relevant Jurisdiction means in relation to an Obligor:
(i)	its jurisdiction of incorporation;

(ii)	any jurisdiction where any asset subject to or intended to be subject to a Security Document is situated;

(iii)	any jurisdiction where it conducts its business; and

(iv)	the jurisdiction whose laws govern the perfection of any Security Document entered into by it.
(b)	Its:
(i)	irrevocable submission under the Finance Documents to the jurisdiction of the courts of Hong Kong;

(ii)	agreement that each Finance Document is governed by Hong Kong law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its Relevant Jurisdiction; and

(c)	any judgment obtained in Hong Kong will be recognised and be enforceable by the courts of its Relevant Jurisdiction.

20.18	No misleading information

All information supplied by any Obligor or any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

20.19	Authorised signatories

Unless notified in writing by the relevant Obligor to the contrary, each person listed in the director’s certificates of each Obligor referred to in Part 1 of Schedule 2 (Conditions precedent documents) and any other person notified (together with the specimen signature of that person) to the Facility Agent under Subclause 21.4(c) (Information — miscellaneous) are authorised to sign and deliver a Request or, as the case may be, any notices on behalf of the relevant Obligor.

20.20	Ownership

As at the first Utilisation Date, the Tang Family is directly or indirectly the single largest shareholder in the Parent.

20.21	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by each Original Obligor on the date of this Agreement.
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(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by:
(i)	each Additional Guarantor and the Borrowers on the date on which that Additional Guarantor becomes a Guarantor; and

(ii)	each Obligor on the date of each Request and the first day of each Interest Period.
(c)	When a representation and warranty in Subclause 20.6(a) (No default) is repeated on a Request for a Rollover Loan or the first day of an Interest Period for the Tranche A Loan (other than the first Interest Period for the Tranche A Loan), the reference to a Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

21.	INFORMATION COVENANTS

21.1	Financial statements

(a)	Each Obligor (other than each Obligor incorporated in the British Virgin Islands) must, and each Obligor will procure that Shanghai Meadville Electronics Co., Ltd., Dongguan Meadville Circuits Limited and Dongguan Shengyi Electronics Limited will, supply to the Facility Agent in sufficient copies for all the Lenders:
(i)	its audited consolidated financial statements (or, if the relevant Obligor (other than the Company and the Parent) does not produce consolidated financial statements, its audited financial statements) for each of its financial years; and

(ii)	its unaudited interim financial statements for the first half-year of each of its financial years.
(b)	Each Obligor incorporated in the British Virgin Islands must supply to the Facility Agent in sufficient copies for all the Lenders:
(i)	its unaudited consolidated financial statements (or, if the relevant Obligor does not produce consolidated financial statements, its unaudited financial statements) for each of its financial years; and

(ii)	its unaudited interim financial statements for the first-half-year of each of its financial years.
(c)	All financial statements must be supplied as soon as they are available and:
(i)	in the case of the audited financial statements to be provided under paragraph (a) above, within 180 days;

(ii)	in the case of the unaudited financial statements to be provided under paragraph (b) above, within 120 days; and

(iii)	in the case of the unaudited interim financial statements to be provided under paragraphs (a) and (b) above, within 90 days, of the end of the relevant financial period.
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21.2	Form of financial statements

(a)	Each Obligor must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	Each Obligor must notify the Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared.

(c)	If requested by the Facility Agent, each Obligor must supply to the Facility Agent:
(i)	a full description of any change notified under paragraph (b) above; and

(ii)	sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.
(d)	If requested by the Facility Agent, the Obligors must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Obligors and the Lenders in the same position as they would have been if the change had not happened. Any agreement between the Obligors and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)	If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, each Obligor must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

21.3	Compliance Certificate

(a)	The Parent and the Company must each supply to the Facility Agent a Compliance Certificate with each set of financial statements sent to the Facility Agent under this Agreement.

(b)	A Compliance Certificate must be signed by two authorised signatories of the Parent or, as the case may be, two authorised signatories of the Company.

21.4	Information — miscellaneous

The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:
(a)	copies of all documents despatched by the Parent, the Company and/or its Subsidiaries to the shareholders of the Parent (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against the Parent or any member of the Group which are current, threatened or pending and which have or might, if adversely determined, expose any member of the Group to a financial liability equal to or greater than HK$40,000,000 (or its equivalent in other currencies) ;
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(c)	promptly upon becoming aware of them, details of any change in authorised signatories of each Obligor (including specimen signatures of any newly appointed authorised signatories);

(d)	promptly on request, a list of the then current Material Subsidiaries; and

(e)	subject to any applicable listing rule restrictions, promptly on request, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party through the Facility Agent may reasonably request.
21.5	Notification of Default

(a)	Unless each of the Facility Agent, the Factoring Agent and the Issuing Bank has already been so notified by another Obligor or Security Provider, each Obligor and each Security Provider must notify each of the Facility Agent, the Factoring Agent and the Issuing Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly on request by the Facility Agent, the Parent and the Company must each supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

21.6	Year end

No Obligor may change its financial year end.

21.7	Customer due diligence requirements

(a)	Each Obligor and each Security Provider must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

(b)	Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all customer due diligence requirements.

22.	FINANCIAL COVENANTS

22.1	Definitions

In this Clause:

Borrowings means, in respect of any person, any indebtedness for or in respect of moneys borrowed or raised by such person for the purpose of raising finance (without double-counting) in respect of:
(a)	any debit balances at banks and other financial institutions and any moneys borrowed or raised but excluding the loans owing to fellow Subsidiaries of the Relevant Group;

(b)	any bond, note, loan stock, debenture, bill of exchange or other security or debt instruments;

(c)	any acceptance or documents against payment or indebtedness of similar nature;
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(d)	any lease or hire purchase or installment credit arrangement entered into primarily as a method of raising finance or of financing the acquisition of the assets leased;

(e)	receivables sold or discounted (otherwise than on a non-recourse basis); or

(f)	any guarantee, indemnity or other assurance against financial loss of any third party persons in respect of any of paragraphs (a) to (e) set out above.
Consolidated Current Assets means, at any time, the consolidated current assets of the Relevant Group at that time as determined in accordance with GAAP.

Consolidated Current Liabilities means, at any time, the consolidated current liabilities of the Relevant Group at that time determined in accordance with GAAP.

Consolidated Tangible Net Worth means, at any time the aggregate of:-
(a)	the amount paid up or credited as paid up on the issued share capital of the Company or, as the case may be, the Parent; and

(b)	the amounts standing to the credit of the consolidated capital and revenue reserves (including but not limited to share premium account, capital redemption reserve fund, any credit balance of property revaluation reserves (provided that such revaluation is supported by a valuation report on the relevant property prepared by an independent reputable firm of valuer acceptable to the Facility Agent) and any credit balance on profit and loss account) of the Relevant Group, but after:
(i)	deducting therefrom (if not otherwise deducted or excluded from the amounts under paragraphs (a) or (b) above):-
(A)	any amounts attributable to goodwill, capitalised research and development costs, intellectual property (including, but not limited to, patents and trade marks) and all other intangible assets;

(B)	any declared dividend or other distributions to Company’s shareholders or, as the case may be, the Parent’s shareholders, to the extent that such dividend or other distribution is not provided for in such consolidated balance sheet (audited in the event of consolidated balance sheet for a full financial year);

(C)	amounts attributable to minority interests in the Company’s Subsidiaries or, as the case may be, the Parent’s Subsidiaries; and

(D)	any debit balance on profit and loss account; and
(ii)	making such adjustments as may be appropriate in respect of any variation in the interests of the Company or, as the case may be, the Parent in members of the Relevant Group (including, but without limiting the generality of the foregoing, any acquisition of a new member of the Relevant Group or disposal of an interest which causes an undertaking to cease to be a member of the Relevant Group) since the date of the latest consolidated balance sheet (audited in the event of consolidated balance sheet for a full financial year) of the Company or, as the case may be, the Parent, such adjustments being certified by the
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Relevant Group’s auditors as representing an accurate reflection of the revised Consolidated Tangible Net Worth, and so that no amount shall be included or excluded more than once in the same calculation.

Consolidated Net Borrowings means, the aggregate indebtedness of the Relevant Group in respect of Borrowings less the sum of cash and bank balances recorded on the Company’s or, as the case may be, the Parent’s consolidated balance sheet.

EBITDA means, in respect of any Relevant Period, the total operating profit (loss) for continuing operations before interest, tax, depreciation of tangible assets and amortisation of goodwill and other intangible assets of the Relevant Group as determined on a consolidated basis in accordance with GAAP and excluding in respect of the Relevant Group unconsolidated companies, any exceptional profits or losses on the sale of or termination of an operation, exceptional costs of a reorganisation or restructuring and any extraordinary losses or expenses such as goodwill write-off, asset and investment impairment losses and provisions for investments and properties and any exceptional profits or losses on the disposals of assets and extraordinary items and minority interests.

Interest Expenses means in relation to any Relevant Period, interest (including the interest element of any payments made under finance leases or hire purchase agreements), commission, fees, discounts and other finance, expenses or charges payable by the Relevant Group during the Relevant Period.

Parent Group means the Parent and its Subsidiaries.

Relevant Period means each period of twelve months ending on the last day of the Company’s or, as the case may be, the Parent’s financial year and each period of twelve months ending on the last day of the first half of the Company’s or, as the case may be, the Parent’s financial year.

Relevant Group means the Group or the Parent Group.

22.2	Interpretation

(a)	Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with GAAP.

(b)	Any amount in a currency other than USD is to be taken into account at its USD equivalent calculated on the basis of:
(i)	the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the Hong Kong foreign exchange market with USD at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

(ii)	if the amount is to be calculated on the last day of a financial period of the Company or the Parent, the relevant rates of exchange used by the Company or, as the case may be, the Parent in or in connection with its financial statements for that period.
(c)	No item must be credited or deducted more than once in any calculation under this Clause.

22.3	Consolidated Tangible Net Worth

(a)	The Company must ensure that Consolidated Tangible Net Worth of the Group is:
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(i)	at any time from 31 December 2009 to (and including) 30 December 2010, not less than HK$1,700,000,000;

(ii)	at any time from 31 December 2010 to (and including) 30 December 2011, not less than HK$1,900,000,000; and

(iii)	at any time from 31 December 2011, not less than HK$2,100,000,000.
(b)	The Parent must ensure that Consolidated Tangible Net Worth of the Parent Group is at any time not less than US$400,000,000.

22.4	Gearing

(a)	The Company must ensure that the ratio of Consolidated Net Borrowings of the Group to Consolidated Tangible Net Worth of the Group:
(i)	at any time from 31 December 2009 to (and including) 30 December 2010, does not exceed 1.4 times;

(ii)	at any time from 31 December 2010 to (and including) 30 December 2011, does not exceed 1.25 times; and

(iii)	at any time from 31 December 2011, does not exceed 1.0 times.
(b)	The Parent must ensure that the ratio of Consolidated Net Borrowings of the Parent Group to Consolidated Tangible Net Worth of the Parent Group:
(i)	at any time from 31 December 2009 to (and including) 30 December 2010, does not exceed 1.0 times; and

(ii)	at any time from 31 December 2010, does not exceed 0.8 times.
22.5	Interest cover

(a)	The Company must ensure that the ratio of EBITDA of the Group to Interest Expenses of the Group is not, at any time, less than 5 to 1.

(b)	The Parent must ensure that the ratio of EBITDA of the Parent Group to Interest Expenses of the Parent Group is not, at any time, less than 4 to 1.

22.6	Leverage

The Parent must ensure that the ratio of Consolidated Net Borrowings of the Parent Group to EBITDA of the Parent Group:
(a)	at any time from 31 December 2009 to (and including) 30 December 2010, does not exceed 4.0 times; and

(b)	at any time from 31 December 2010, does not exceed 3.0 times.
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22.7	Consolidated current assets

The Company must ensure that Consolidated Current Assets of the Group is at any time not less than 100 per cent. of Consolidated Current Liabilities of the Group at that time.

23.	GENERAL COVENANTS

23.1	General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any other member of the Group, each Obligor must ensure that its relevant Subsidiaries perform that covenant.

23.2	Authorisations

Each Obligor and each Security Provider must promptly:
(a)	obtain, maintain and comply with the terms; and

(b)	supply certified copies to the Facility Agent,
of any authorisation required under any law or regulation to:
(i)	enable it to perform its obligations under the Finance Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document to which it is a party; and

(iii)	carry on its business where failure to do so has or could reasonably be expected to have a Material Adverse Effect.
23.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.4	Pari passu ranking

Each Obligor and each Security Provider must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

23.5	Negative pledge

(a)	Except as provided below, no Obligor (other than the Parent) may, and the Company shall procure that no Material Group Member or Security Provider (other than TTM International) will, create or allow to exist any Security Interest on any of its present or future assets.

(b)	No Obligor (other than the Parent) may, and the Company shall procure that no Material Group Member or Security Provider (other than TTM International) will:
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(i)	sell, transfer or otherwise dispose of any of its present or future assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Material Group or any of its related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (present or future).
(c)	Paragraphs (a) and (b) do not apply to:
(i)	any Security Interest constituted by the Security Documents or, if applicable, the Assignment Document;

(ii)	any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any lien arising by operation of law and in the ordinary course of trading;

(iv)	any Security Interest on an asset, or an asset of any person, acquired by a member of the Material Group after the date of this Agreement but only to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

(v)	any Security Interest on an asset, or an asset of any person, acquired or to be acquired by a Borrower to secure indebtedness raised for the purpose of financing or refinancing the acquisition or development of that asset but only to the extent that the principal amount secured by that Security Interest does not exceed the cost of the acquisition or development;

(vi)	any Security Interest over cash collateral required to be provided under this Agreement; and

(vii)	any Security Interest created by a member of the Material Group to secure Financial Indebtedness under Onshore PRC Bank Borrowing not exceeding RMB500,000,000 in aggregate.
(d)	For the avoidance of doubt, any Security Interest constituted by the Security Documents (other than any Security Over Receivables) may be shared between (i) the Finance Parties and (ii) any party to a derivative transaction entered into with an Obligor in connection with this Agreement, protecting against or benefiting from fluctuations in any rate or price pursuant to the terms of an intercreditor agreement in form and substance satisfactory to the Security Trustee (acting on the instructions of the Majority Lenders).

23.6	Disposals

(a)	Except as provided below, no member of the Group may, and the Company shall procure that no member of the Group will, either in a single transaction or in a series of transactions and whether related or not, sell, transfer, or otherwise dispose of all or any part of its present or future assets.
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(b)	Paragraph (a) does not apply to any sale, transfer or disposal:
(i)	made on arm’s length commercial terms and for reasonable consideration and in the ordinary course of trading of the disposing entity (other than a sale of receivables to the extent they are sold on a non-recourse basis), provided that:
(A)	the higher of the market value and consideration receivable for such sale, transfer or disposal (when aggregated with the higher of the market value and consideration for any other sale, transfer or disposal allowed under this Subclause) does not exceed HK$350,000,000 or its equivalent, provided that the Company shall inform the Facility Agent of any such sale, transfer or disposal of which the higher of the market value and consideration receivable exceeds HK$200,000,000 or its equivalent within 30 days of the completion of such sale, transfer or disposal; and

(B)	no Default or Event of Default would occur as a result of such sale, transfer or disposal;
(ii)	by a member of the Group which is an Obligor to another member of the Group which is an Obligor;

(iii)	by a member of the Group which is not an Obligor and not incorporated in the PRC to another member of the Group which is not an Obligor and not incorporated in the PRC;

(iv)	by a member of the Group which is incorporated in the PRC to another member of the Group which is incorporated in the PRC;

(v)	of Receivables in connection with the Tranche C Facility;

(vi)	of used, worn out, obsolete or surplus property by any Obligor in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Obligors taken as a whole; or

(vii)	related to any amalgamation, demerger, merger or corporate reconstruction in compliance with Subclause 23.9 (Mergers).
23.7	Financial Indebtedness

(a)	Except as provided below, no member of the Group may incur or permit to be outstanding any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:
(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness incurred under Subclause 23.11 (Loans and Guarantees);

(iii)	any Financial Indebtedness under the Existing Facilities provided that such Financial Indebtedness shall be prepaid and cancelled in full within five days from the first Utilisation Date of the Tranche A Loan;

(iv)	any Onshore PRC Bank Borrowing of a member of the Group not exceeding, when aggregated with the Onshore PRC Bank Borrowings of all other members of the Group,
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RMB500,000,000 or its equivalent at any time during the period from the date of this Agreement to the Final Maturity Date, provided that Onshore Bank Borrowing exceeding RMB500,000,000 in aggregate will be allowed if the Facility Agent (acting on the instructions of the Majority Lenders) is satisfied that such borrowing will be used to prepay the Tranche A Facility within five days of the date of such borrowing;
(v)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in connection with this Agreement; and

(vi)	any Financial Indebtedness incurred with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).
23.8	Change of business

(a)	The Parent must ensure that no substantial change is made to the nature and scope of the business of the Parent from that carried on at the date of this Agreement.

(b)	The Company and each Borrower must ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

23.9	Mergers

(a)	No Obligor or Security Provider shall, and the Company shall procure that no member of the Group will, enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to any amalgamation, demerger, merger or corporate reconstruction:
(i)	between Non-Party Parent Subsidiaries;

(ii)	between members of the Group which are not Obligors and not incorporated in the PRC;

(iii)	between members of the Group incorporated in the PRC; or

(iv)	resulting in one Obligor merging into another Obligor, provided that (1) the surviving entity continues to be bound by the Finance Documents as an Obligor, (2) in the opinion of the Facility Agent (acting on the instructions of the Majority Lenders) the creditworthiness of the relevant Obligor has not been adversely affected as a result of the merger and (3) the Finance Documents remain in full force and effect notwithstanding the merger.
23.10	Dividends and distributions

(a)	Each Borrower and the Company shall ensure that there are no restrictions on each of its Subsidiaries to declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution), whether in cash or in kind.

(b)	Unless required by applicable laws or regulations, the Company shall not in respect of each of its financial years declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) exceeding 20 percent. of the Company’s profits available for distribution in that financial year.
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(c)	The Company shall not declare, make or pay any dividend, charge, fee or other distribution in pursuant to paragraph (b) above if as a result of such declaration or payment a Default would occur.

23.11	Loans and Guarantees

(a)	No Obligor or Security Provider shall, and the Company shall ensure that no member of the Group will, make any loans, grant any credit (save in the ordinary course of trading) or give any guarantee or indemnity (except as required under any of the Finance Documents or in the ordinary course of trading) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to:
(i)	any loan or credit made or granted, or guarantee or indemnity given, by the Parent or TTM International (other than any loan made available to a member of the Group);

(ii)	any loan or credit made or granted, or guarantee or indemnity given, by an Obligor or member of the Group which is existing as at the date of the Agreement and notified to the Facility Agent in writing, except to the extent the principal amount of such loan, credit, guarantee or indemnity is increased from the amount outstanding as the date of this Agreement; or

(iii)	any loan made available to a member of the Group which is subordinated to the Financial Indebtedness under the Finance Documents in such manner reasonably satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).
23.12	Revenue from goods and services

Each Obligor and each Security Provider shall, and the Company shall procure that each member of the Group will, ensure that:
(a)	all revenues generated either directly or indirectly through goods or services provided by any member of the Group to any person who is not an Obligor or a member of the Group shall be invoiced to that person directly by a member of the Group; and

(b)	all invoices referred to in paragraph (a) above are settled directly with the relevant member of the Group.
23.13	Environmental matters

(a)	In this Subclause:

Environmental Approval means any authorisation required under any Environmental Law for the operation of the business of any Obligor or any member of the Group conducted on or from properties owned or used by any Obligor or any member of the Group;

(b)	Each Obligor, each Security Provider and each member of the Group must:
(i)	comply with all Environmental Law;

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and
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(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(c)	Each Obligor and each Security Provider must, promptly upon becoming aware, notify the Facility Agent of:
(i)	any Environmental Claim started, or to its knowledge, threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim, which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

23.14	Insurance

Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

23.15	Listing

The Parent shall ensure that it will at all times be listed on a national securities exchange in the United States of America.

23.16	Ownership

During the period after Completion until the Final Maturity Date:
(a)	the Parent shall at all times be the direct owner of 100 per cent. of the entire issued share capital of TTM International;

(b)	TTM International shall at all times be the direct owner of 100 per cent. of the entire issued share capital of the Company;

(c)	the Company shall not reduce its direct or indirect shareholding in any member of the Group, except as permitted in paragraph (b) of Subclause 23.6 (Disposals) and provided that any transfer or disposal of such shareholding is made to another member of the Group;

(d)	the Tang Family shall at all times
(i)	be the beneficial owner of not less than 20 per cent. of the entire issued share capital of the Parent; and

(ii)	not (A) take any action or (B) omit to take any action, which has or will have the effect of reducing its shareholding in the Parent such that it ceases to be the single largest shareholder in the Parent; and
(e)	the Tang Family shall at all times have appointed more than 50 per cent. of the number of directors to the board of directors of the Company.
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24.	DEFAULT

24.1	Events of Default

(a)	Each of the events or circumstances set out in this Clause (other than Subclause 24.16 (Acceleration)) is an Event of Default.

(b)	In this Clause:

Permitted Transaction means:
(i)	an intra-Group re-organisation of a Material Subsidiary on a solvent basis; or

(ii)	any other transaction agreed by the Majority Lenders.
24.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment is caused by technical or administrative error and is remedied within three Business Days of the due date.

24.3	Breach of other obligations

(a)	An Obligor does not comply with any term of Clause 22 (Financial covenants); or

(b)	an Obligor or a Security Provider does not comply with any term of the Finance Documents (other than any term referred to in Subclause 24.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:
(i)	is capable of remedy; and

(ii)	is remedied within 10 days of the earlier of the Facility Agent giving notice of the failure to comply to the Company and any Obligor becoming aware of the non-compliance.
24.4	Misrepresentation
(a)	A representation or warranty made or deemed to be repeated by an Obligor or a Security Provider in any Finance Document or in any document delivered by or on behalf of any Obligor or any Security Provider under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated.
24.5	Cross-default

Any of the following occurs in respect of an Obligor, a Security Provider or a member of the Group:
(a)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)	any of its Financial Indebtedness:
(i)	becomes prematurely due and payable;

(ii)	is placed on demand; or
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(iii)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand, in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(c)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described), unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than US$12,500,000 or its equivalent.
24.6	Insolvency

Any of the following occurs in respect of an Obligor, a Security Provider or a member of the Group:
(a)	it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

(b)	it admits its inability to pay its debts as they fall due;

(c)	it suspends making payments on any of its debts or announces an intention to do so;

(d)	by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness;

(e)	the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities but excluding any contingent liabilities arising from any intercompany guarantee(s) granted for other members of the Group), provided that in the case of a member of the Group which is not an Obligor, any intercompany loans made available to it by other members of the Group shall be excluded in the computation of its liabilities and any intercompany loan made available by it to other members of the Group shall be excluded in the computation of its assets; or

(f)	any of its indebtedness is subject to a moratorium.
24.7	Insolvency proceedings

Except as provided below, any of the following occurs in respect of an Obligor, a Security Provider or a member of the Group:
(a)	any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors;

(b)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(c)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(d)	any Security Interest is enforced over any of its present or future assets;
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(e)	an order for its winding-up, administration or dissolution is made;

(f)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(g)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(h)	any other analogous step or procedure is taken in any jurisdiction.
24.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of an Obligor, a Security Provider or a member of the Group.

24.9	Cessation of business

An Obligor, a Security Provider or a member of the Group ceases, or threatens to cease, to carry on business except:
(a)	as part of a Permitted Transaction; or

(b)	as a result of any disposal allowed under this Agreement.
24.10	Effectiveness of Finance Documents

(a)	It is or becomes unlawful for any Obligor or any Security Provider to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor or a Security Provider to be ineffective in accordance with its terms for any reason.

(c)	A Security Document does not create a Security Interest it purports to create.

(d)	An Obligor or a Security Provider repudiates a Finance Document or evidences an intention to repudiate a Finance Document.
24.11	Ownership of the Obligors

(a)	The Parent ceases to be the beneficial owner of 100 per cent. of the issued share capital of TTM International.

(b)	TTM International ceases to be the legal and beneficial owner of 100 per cent. of the issued share capital of the Company.

(c)	An Obligor (other than the Parent, TTM International or the Company) is not or ceases to be a Subsidiary of the Company.
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24.12	Listing

The Parent ceases to be listed on a national securities exchange in the United States of America or trading in the shares of the Parent is suspended for 15 or more consecutive trading days, unless such suspension was caused by an issue which, in the opinion of the Facility Agent (acting on the instructions of the Majority Lenders), was a direct result of a technical issue or technical breach of the relevant listing rules.

24.13	Environmental Compliance

An Obligor or a Security Provider is involved in any incident and/or situation which gives or may give rise to any Environmental Claim (including but not limited to non-compliance with the terms or conditions of all applicable environmental permits) and such incident and/or situation could reasonably be expected to have a Material Adverse Effect.

24.14	Failure to pay final judgment

An Obligor or a Security Provider fails to comply with or pay any sum in excess of US$10,000,000 (or its equivalent in any other currency or currencies) due from it under any final judgment or any final order made or given by any court of competent jurisdiction within the period specified in the relevant judgment or if no period is specified within 10 Business Days of such final judgment being issued.

24.15	Material adverse change

Any event or series of events occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

24.16	Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:
(a)	cancel all or any part of the Total Commitments; and/or

(b)	declare that all or part of any amounts outstanding under the Finance Documents are:
(i)	immediately due and payable; and/or

(ii)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or
(c)	declare that full cash cover in respect of each Letter of Credit is immediately due and payable.
Any notice given under this Subclause will take effect in accordance with its terms.

25.	SECURITY

25.1	Agent as holder of security

Unless expressly provided to the contrary in any Finance Document:
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(a)	the Security Trustee holds any security created by a Security Document (other than an Security Over Receivables or, if applicable, an Assignment Document) and the proceeds of that security on trust for the Finance Parties;

(b)	the Factoring Agent holds any security created by a Security Over Receivables or, if applicable, an Assignment Document, and the proceeds of that Security Over Receivables or, as the case may be, that Assignment Document, on trust for the Tranche C Lenders.
25.2	Responsibility

(a)	Neither the Security Trustee nor the Factoring Agent is liable or responsible to any other Finance Party for:
(i)	any failure in perfecting or protecting the security created by any Security Document;

(ii)	any other action taken or not taken by it in connection with any Security Document, unless directly caused by its gross negligence or wilful misconduct.
(b)	No Administrative Party is responsible for:
(i)	the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Security Documents;

(ii)	the priority of any security created by the Security Documents; or

(iii)	the existence of any other Security Interest affecting any asset secured under a Security Document.
25.3	Title

Each of the Security Trustee and the Factoring Agent may accept, without enquiry, the title (if any) an Obligor may have to any asset over which security is intended to be created by any Security Document.

25.4	Possession of documents

Neither the Security Trustee nor the Factoring Agent is obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document. Without prejudice to the above, each of the Security Trustee and the Factoring Agent may allow any bank providing safe custody services or any professional adviser to the Security Trustee or as the case may be, the Factoring Agent to retain any of those documents in its possession.

25.5	Investments

Except as otherwise provided in any Security Document, all moneys received by the Security Trustee or as the case may be, the Factoring Agent under a Security Document may be:
(a)	invested in the name of, or under the control of, the Security Trustee or as the case may be, the Factoring Agent in any investment for the time being authorised by Hong Kong law for the investment by trustees of trust money or in any other investments which may be selected
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by the Security Trustee or the Factoring Agent with the consent of the Majority Lenders or as the case may be, the Tranche C Majority Lenders; or
(b)	placed on deposit in the name of, or under the control of, the Security Trustee or as the case may be, the Factoring Agent at any bank or institution (including any Finance Party) and on such terms as the Security Trustee or as the case may be, the Factoring Agent may agree.
25.6	Approval

Each Finance Party:
(a)	confirms its approval of each Security Document; and

(b)	authorises and directs the Security Trustee or as the case may be, the Factoring Agent (each by itself or by such person(s) as it may nominate) to enter into and enforce the Security Documents as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Finance Parties) on its behalf.
25.7	Conflict with Security Documents

If there is any conflict between this Agreement and any Security Document with regard to instructions to, or other matters affecting, the Security Trustee or the Factoring Agent, this Agreement will prevail.

25.8	Release of security

(a)	If:
(i)	a Guarantor ceases to be a Material Subsidiary; or

(ii)	a Guarantor is released from all its obligations under the Finance Documents,

in a manner allowed by this Agreement, any security created by that Guarantor over its assets under the Security Documents will be released.
(b)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:
(i)	the Majority Lenders agree to the disposal;

(ii)	the disposal is allowed by the terms of the Finance Documents and will not result or could not reasonably be expected to result in any Default;

(iii)	the disposal is being made at the request of the Security Trustee in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document, the asset(s) being disposed of (or, in the case of a disposal of shares in an Obligor which results in it ceasing to be a member of the Group, all of the assets of that Obligor) will be released from any security over it created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).
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(c)	Any release under this Subclause will not become effective until the date of the relevant disposal or otherwise in accordance with the consent of the Majority Lenders or, in the case of a Security Over Receivables or, if applicable, an Assignment Document, the Tranche C Majority Lenders.

(d)	If a disposal is not made, then any release relating to that disposal will have no effect, and the obligations of the Obligors under the Finance Documents will continue in full force and effect.

(e)	If the Security Trustee or as the case may be, the Factoring Agent is satisfied that a release is allowed under this Subclause, (at the request and expense of the relevant Obligor) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Trustee or as the case may be, the Factoring Agent to enter into any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

25.9	Certificate of non-crystallisation

The Security Trustee may, at the cost and request of the Borrowers, issue certificates of non-crystallisation

25.10	Co-security Trustee

(a)	The Security Trustee may appoint a separate security trustee or a co-security trustee in any jurisdiction outside Hong Kong:
(i)	if the Facility Agent (acting on the instructions of the Majority Lenders) considers that without the appointment the interests of the Lenders under the Finance Documents might be materially and adversely affected;

(ii)	for the purpose of complying with any law, regulation or other condition in any jurisdiction; or

(iii)	for the purpose of obtaining or enforcing a judgment or enforcing any Finance Document in any jurisdiction.
(b)	Any appointment under this Subclause will only be effective if the security trustee or co-security trustee confirms to the Security Trustee and the Company in form and substance satisfactory to the Security Trustee that it is bound by the terms of this Agreement as if it were the Security Trustee.

(c)	The Security Trustee may remove any security trustee or co-security trustee appointed by it and may appoint a new security trustee or co-security trustee in its place.

(d)	The Borrowers must pay to the Security Trustee any reasonable remuneration paid by the Security Trustee to any security trustee or co-security trustee appointed by it, together with any related costs and expenses properly incurred by the security trustee or co-security trustee.

25.11	Perpetuity period

The perpetuity period for trusts in this Agreement is 80 years.
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25.12	Information

Each Finance Party and each Obligor must supply the Facility Agent with any information that the Facility Agent may reasonably specify as being necessary or desirable to enable it to perform its functions under this Clause.

25.13	Perfection of security

Each Obligor must (at its own cost) take any action and enter into and deliver any document which is required by the Security Trustee or the Factoring Agent so that a Security Document provides for effective and perfected security in favour of any successor Security Trustee or as the case may be, any successor Factoring Agent.

25.14	Enforcement of Security Over Receivables

The Security Trustee may only enforce an Security Over Receivables on the instructions of the Tranche C Majority Lenders.

26.	THE ADMINISTRATIVE PARTIES

26.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party (other than the Security Trustee) irrevocably appoints the Security Trustee to act as its agent under and in connection with the Finance Documents.

(c)	Each Finance Party (other than the Factoring Agent) irrevocably appoints the Factoring Agent to act as its agent under and in connection with the Finance Documents.

(d)	Each Finance Party (other than the Issuing Bank) irrevocably appoints the Issuing Bank to act as its agent under and in connection with the Finance Documents.

(e)	Each Finance Party irrevocably authorises each Agent to:
(i)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	enter into and deliver each Finance Document expressed to be entered into by that Agent.
(f)	Each Agent has only those duties which are expressly specified in the Finance Documents. Those duties (other than the duties of the Factoring Agent) are solely of a mechanical and administrative nature.

26.2	Role of the Coordinator

Except as specifically provided in the Finance Documents, the Coordinator has no obligations of any kind to any other Party in connection with any Finance Document.
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26.3	Role of the Security Agent

The Security Agent has no obligations of any kind to any other Party in connection with any Finance Document.

26.4	No fiduciary duties

Except as specifically provided in a Finance Document:
(a)	nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)	no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.
26.5	Individual position of an Administrative Party

(a)	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)	Each Administrative Party may:
(i)	carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.
26.6	Reliance

Each Agent may:
(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(e)	act under the Finance Documents through its personnel and agents.
26.7	Majority Lenders’ instructions

(a)	An Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the
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absence of instructions, each Agent may act as it considers to be in the best interests of all the Lenders.
(b)	Each Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)	Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)	No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document, unless the legal or arbitration proceedings relate to:
(i)	the perfection, preservation or protection of rights under the Security Documents; or

(ii)	the enforcement of any Security Document.
26.8	Responsibility

(a)	No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)	No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:
(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.
26.9	Exclusion of liability

(a)	No Administrative Party is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.

(c)	No Agent is liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as
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soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.
(d)	(i) Nothing in this Agreement will oblige any Administrative Party to satisfy any customer due diligence requirement in relation to the identity of any person on behalf of any Finance Party.
(ii)	Each Finance Party confirms to each Administrative Party that it is solely responsible for any customer due diligence requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.
26.10	Default

(a)	No Agent is obliged to monitor or enquire whether a Default has occurred. No Agent is deemed to have knowledge of the occurrence of a Default.

(b)	If an Agent:
(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)	is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than an Agent or the Coordinator) under this Agreement, it must promptly notify the other Finance Parties.

26.11	Information

(a)	Each Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to it by a Party for that person.

(b)	Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, no Agent has any duty:
(i)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.
(d)	In acting as an Agent, that Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as an Agent may be treated as confidential by it and will not be treated as information possessed it in its capacity as such.
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(e)	No Agent is obliged to disclose to any person any confidential information supplied to it by or on behalf of an Obligor or a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)	Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as an Agent.

26.12	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent for that Lender’s Pro Rata Share of any loss or liability incurred by that Agent in acting as the relevant Agent (unless the relevant Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by that Agent’s gross negligence or wilful misconduct.

(b)	If a Party owes an amount to an Agent under the Finance Documents, that Agent may, after giving notice to that Party:
(i)	deduct from any amount received by it for that Party any amount due to it from that Party under a Finance Document but unpaid; and

(ii)	apply that amount in or towards satisfaction of the owed amount.
That Party will be regarded as having received the amount so deducted.

26.13	Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

26.14	Resignation of an Agent

(a)	An Agent may resign and appoint any of its Affiliates as successor Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, an Agent (other than the Factoring Agent) may resign by giving notice to the Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Agent. The Factoring Agent may only resign (by giving notice to the Finance Parties and the Borrowers) with the consent of the Tranche C Majority Lenders, in which case the Tranche C Majority Lenders must appoint a successor Factoring Agent.

(c)	If no successor Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the relevant Agent (other than the Factoring Agent) may appoint a successor Agent.

(d)	The person(s) appointing a successor Agent must, if practicable, consult with the Borrowers prior to the appointment.

(e)	The resignation of an Agent and the appointment of any successor Agent will both become effective only when the following conditions have been satisfied:
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(i)	the successor Agent notifies all the Parties that it accepts its appointment;

(ii)	the successor Agent confirms that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it; and

(iii)	no Finance Party (other than that Agent) has notified the Facility Agent that it is not satisfied with the credit worthiness of the proposed successor Agent within seven days of the Agent’s notification under paragraph (a) above.
On satisfaction of the above conditions the successor Agent will succeed to the position of an Agent and the term Facility Agent, Security Trustee, Factoring Agent or Issuing Bank will mean the successor Facility Agent, Security Trustee, Factoring Agent or, as the case may be, Issuing Bank.

(f)	The retiring Agent must, at its own cost:
(i)	make available to the successor Agent those documents and records and provide any assistance as the successor Agent may reasonably request for the purposes of performing its functions as an Agent under the Finance Documents; and

(ii)	enter into and deliver to the successor Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Agent.
(g)	An Obligor must, at its own cost take any action and enter into and deliver any document which is required by the relevant Agent (acting on the instructions of the Majority Lenders) to ensure that a Security Document provides for effective and perfected Security Interests in favour of any relevant successor Agent.

(h)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was an Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(i)	The Majority Lenders may, by notice to an Agent, require it to resign under paragraph (b) above.

26.15	Relationship with Lenders

(a)	Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, arrange a meeting of the Lenders, at the Lenders’ cost.
(c)	(i)	The Facility Agent must keep a record of all the Parties and, subject to paragraph (ii) below, supply any other Party with a copy of the record on request. The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.
(ii)	The Facility Agent shall not be required to provide any Lender with any record disclosing any other Lender or any other Lender’s contact details.
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26.16	Agent’s management time

If an Agent requires, any amount payable to that Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Agent under any other term of the Finance Documents.

26.17	Notice period

Where this Agreement specifies a minimum period of notice to be given to an Agent, that Agent may, at its discretion, accept a shorter notice period.

26.18	Anti-money laundering and investigations

An Agent may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any HSBC Group policy which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the depositor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor’s accounts. In certain circumstances, such action may delay or prevent the processing of the depositor’s instructions, the settlement of transactions over the depositor’s accounts or an Agent’s performance of its obligations under this Agreement or any other Finance Document. Where possible, an Agent will endeavour to notify the depositor of the existence of such circumstances. Neither an Agent nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by an Agent or any delegate pursuant to this Subclause. For the purposes of this Subclause, the HSBC Group means HSBC Holdings plc its subsidiaries and associated companies.

26.19	Force Majeure

Notwithstanding anything to the contrary in this Agreement or in any other transaction document, no Agent shall in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, act of god, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of that Agent.

26.20	Waiver of consequential damages

Notwithstanding any other term or provision of this Agreement to the contrary, no Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, even if an Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this
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Subclause shall survive the termination or expiry of this Agreement or the resignation or removal of an Agent.
27.	EVIDENCE AND CALCULATIONS

27.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

27.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

28.	FEES

28.1	Facility Agent’s fee

The Borrowers must pay to the Facility Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Facility Agent and the Borrowers.

28.2	Front-end fee

(a)	The Borrowers must pay to Facility Agent for the account of the Original Lenders a front-end fee in respect of the Tranche A Facility in the amount and manner agreed in the Fee Letter between Coordinator and the Borrowers.

(b)	The Borrowers must pay to Facility Agent for the account of the Original Lenders a front-end fee in respect of the Tranche B Facility in the amount and manner agreed in the Fee Letter between the Coordinator and the Borrowers.

(c)	The Borrowers must pay to Facility Agent for the account of the Original Lenders a front-end fee in respect of the Tranche C Facility in the amount and manner agreed in the Fee Letter between the Coordinator and the Borrowers.

(d)	The Borrowers must pay to Facility Agent for the account of the Original Lenders a front-end fee in respect of the Tranche D Facility in the amount and manner agreed in the Fee Letter between the Coordinator and the Borrowers.

28.3	Tranche A Loan commitment fee

(a)	The Borrowers must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 0.2 per cent. per annum on the undrawn, uncancelled amount of each Lender’s Tranche A Commitment.
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(b)	The commitment fee accrues from the date of this Agreement to and including the last day of the Availability Period and is payable quarterly in arrear and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche A Commitment is cancelled in full.

28.4	Tranche B Loan commitment fee

(a)	The Borrowers must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 0.2 per cent. per annum on the undrawn, uncancelled amount of each Lender’s Tranche B Commitment.

(b)	The commitment fee accrues from the date of this Agreement to and including the last day of the Availability Period and is payable quarterly in arrear and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche B Commitment is cancelled in full.

28.5	Tranche C Loan commitment fee

(a)	The Borrowers must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 0.2 per cent. per annum on the undrawn, uncancelled amount of each Lender’s Tranche C Commitment.

(b)	The commitment fee accrues from the date of this Agreement to and including the last day of the Availability Period and is payable quarterly in arrear and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche C Commitment is cancelled in full.

28.6	Tranche D Loan commitment fee

(a)	The Borrowers must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 0.2 per cent. per annum on the undrawn, uncancelled amount of each Lender’s Tranche D Commitment.

(b)	The commitment fee accrues from the date of this Agreement to and including the last day of the Availability Period and is payable quarterly in arrear and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche D Commitment is cancelled in full.

28.7	Security Trustee’s fee

The Borrowers must pay to the Security Trustee for its own account a security trustee fee in the amount and manner agreed in the Fee Letter between the Security Trustee and the Borrowers.

28.8	Security Agent’s fee

The Borrowers must pay to the Security Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Security Agent and the Borrowers.
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29.	INDEMNITIES AND BREAK COSTS

29.1	Currency indemnity

(a)	Each Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)	that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)	Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

29.2	Other indemnities

(a)	Each Borrower must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)	the occurrence of any Event of Default;

(ii)	the information produced or approved by an Obligor being or being alleged to be misleading and/or deceptive in any respect

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under the Finance Documents;

(iv)	any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(v)	(other than by reason of negligence or default by that Finance Party alone) a Credit not being made after a Request has been delivered for that Credit; or

(vi)	a Credit (or part of a Credit) not being prepaid in accordance with this Agreement.
Each Borrower’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Credit.

(b)	Each Borrower must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:
(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.
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29.3	Break Costs

(a)	Each Borrower must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Interest Period applicable to it.

(b)	Break Costs are the amount (if any) determined by the relevant Lender by which:
(i)	the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Interest Period for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Interest Period;
exceeds
(ii)	the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period.
(c)	Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

30.	EXPENSES

30.1	Initial costs

Each Borrower must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents.

30.2	Subsequent costs

Each Borrower must pay to each Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:
(a)	the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) entered into after the date of this Agreement;

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document;

(c)	its resignation pursuant to paragraph (i) of Subclause 26.13 (Resignation of an Agent); and

(d)	the administration of the Facilities.
30.3	Enforcement costs

Each Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with:
(a)	the enforcement of, or the preservation of any rights under, any Finance Documents; or
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(b)	any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document.
31.	AMENDMENTS AND WAIVERS

31.1	Procedure

(a)	Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

(c)	Each Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.
31.2	Exceptions

(a)	An amendment or waiver which relates to:
(i)	the definition of Majority Lenders in Subclause 1.1 (Definitions);

(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment or change in currency of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)	an increase in, or an extension of, a Commitment or the Total Commitments;

(v)	a release of an Obligor other than in accordance with the terms of this Agreement;

(vi)	a release of any Security Document other than in accordance with the terms of the Finance Documents;

(vii)	a term of a Finance Document which expressly requires the consent of each Lender;

(viii)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(ix)	this Clause,
may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)	A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.
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31.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

31.4	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:
(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.

32.	CHANGES TO THE PARTIES

32.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

32.2	Assignments and transfers by Lenders
(a)	Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:
(i)	assign any of its rights; or

(ii)	transfer either by way of novation or by way of assignment, assumption and release any of its rights or obligations under this Agreement, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender) without the consent of any Obligor.

32.3	Conditions to assignment or transfer

(a)	The Facility Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all customer due diligence requirements to its satisfaction. .

(b)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$2,000.

(c)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.
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32.4	Procedure for assignment of rights

An assignment of rights will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been an Original Lender.

32.5	Procedure for transfer using a Transfer Certificate

(a)	In this Subclause:

Transfer Date means, in relation to a transfer, the later of:
(i)	the proposed Transfer Date specified in that Transfer Certificate; and

(ii)	the date on which the Facility Agent enters into that Transfer Certificate.
(b)	A transfer of rights or obligations using a Transfer Certificate will be effective if:
(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent enters into it.
(c)	Where a transfer is to be effected by an assignment, assumption and release, on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender the Existing Lender’s rights expressed to be the subject of the assignment in the Transfer Certificate;

(ii)	the New Lender will assume obligations equivalent to those obligations of the Existing Lender expressed to be the subject of the assumption in the Transfer Certificate;

(iii)	to the extent the obligations referred to in subparagraph (ii) above are effectively assumed by the New Lender, the Existing Lender will be released from its obligations referred to in the Transfer Certificate; and

(iv)	the New Lender will become a Lender under this Agreement and will be bound by the terms of this Agreement as a Lender.
(d)	Where a transfer is to be effected using a novation on the Transfer Date:
(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

(ii)	the Existing Lender will be released from those obligations and cease to have those rights; and

(iii)	the New Lender will become a Lender under this Agreement and be bound by the terms of this Agreement.
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(e)	The Facility Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

(f)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

32.6	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the financial condition of an Obligor; or

(ii)	the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:
(A)	any Finance Document or any other document;

(B)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

(C)	any observance by an Obligor of its obligations under any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.
(c)	Nothing in any Finance Document requires an Existing Lender to:
(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.
32.7	Costs resulting from change of Lender or Facility Office

If:
(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and
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(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost, then unless the assignment or transfer is made as a result of Clause 17 (Mitigation), the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

32.8	Additional Guarantors

(a)	The Company shall procure that each of its Material Subsidiary incorporated outside the PRC (other than Meadville Aspocomp (BVI) Holdings Limited and its Subsidiaries) becomes a Guarantor within 14 days of it becoming a Material Subsidiary.

(b)	If the Company:
(i)	requests that one of its Subsidiaries becomes an Additional Guarantor; or

(ii)	is required to make one of its Subsidiaries an Additional Guarantor, it must give not less than 10 Business Days prior notice to the Facility Agent (and the Facility Agent must promptly notify the Lenders).

(c)	If the accession of an Additional Guarantor requires any Finance Party to carry out customer due diligence requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

(d)	If one of the Subsidiaries of the Company is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions precedent documents).

(e)	The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance satisfactory to it (acting on the instructions of the Majority Lenders). The Facility Agent must give this notification as soon as reasonably practicable.

(f)	Delivery of an Accession Agreement, entered into by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are correct as at the date of delivery.

32.9	Resignation of an Obligor (other than the Company)

(a)	The Company may request that an Obligor (other than the Company) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.

(b)	The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:
(i)	in the case of a Guarantor, all Lenders have consented to the Resignation Request;
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(ii)	it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

(iii)	no amount owed by that Obligor under this Agreement is still outstanding.
(c)	The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent gives the notification referred to in paragraph (b) above.

(d)	An Obligor (other than the Company) may also cease to be an Obligor in any other manner approved by the Majority Lenders.

32.10	Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

33.	DISCLOSURE OF INFORMATION

(a)	Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:
(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to its head office, any of its Subsidiaries or Subsidiaries of its Holding Company, Affiliates, representatives and branch offices in any jurisdiction (together with it, the Permitted Parties);

(v)	to a court, a tribunal, a governmental or quasi-governmental, banking, taxation or other supervisory or regulatory authority with jurisdiction over the Permitted Parties;

(vi)	to its professional advisers and service providers of the Permitted Parties;

(vii)	to any rating agency, insurer, insurance or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party;

(viii)	to any actual or potential assignee, novatee, transferee, participant, sub-participant, provider of hedging arrangement (including any agent or professional adviser of any of the foregoing) in relation to that Finance Party’s rights and/or obligations under any Finance Documents or any other transaction under which payments are to be made by reference to this Agreement or any Obligor;

(ix)	to another Obligor or any other member of the Group; or

(x)	with the agreement of the relevant Obligor.
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(b)	This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

34.	SET-OFF

A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.	PRO RATA SHARING

35.1	Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:
(a)	the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)	the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent in accordance with this Agreement without taking account of any Tax which would be imposed on the Facility Agent in relation to a recovery or distribution; and

(c)	the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).
35.2	Effect of redistribution

(a)	The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)	If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:
(i)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)	the recovering Finance Party has paid a redistribution in relation to that recovery,
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each Finance Party, on the request of the Facility Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

35.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:
(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:
(i)	the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.
36.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:
(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.
37.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38.	NOTICES

38.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:
(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.
(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.
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(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.
38.2	Contact details
(a)	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are:

Address:	No. 4, Dai Shun Street, Tai Po Industrial Estate,
Tai Po, New Territories
Hong Kong
Fax number:	+852 2660 1938 / +852 2662 4788 / +852 2660 4945
E-mail:	canice.chung@meadvillegroup.com / louis.lee@meadvillegroup.com / lily.choi@meadvillegroup.com
Attention:	Executive Director — Mr Canice Chung / Vice President — Group Finance — Mr Louis Lee / Group Financial Controller — Ms Lily Choi
(c)	The contact details of the Parent for this purpose are:

Address:	2630 S.Harbor Boulevard
Fax number:	+1 (714) 241 9723
E-mail:	tamy@ttmtech.com
Attention:	Todd E. Amy
(d)	The contact details of the Facility Agent for this purpose are:

Address:	Corporate Trust and Loan Agency
Level 30, 1 Queen’s Road Central
Hong Kong
Fax number:	+ 852 2523 4641
(e)	The contact details of the Security Trustee for this purpose are:

Address:	L21, Tower 2, Enterprise Square V
38 Wang Chiu Road
Kowloon Bay
Kowloon, Hong Kong
Fax number:	+852 2997 3637
E-mail:	richardcheung@hangseng.com / vincentleung@hangseng.com / janicechiu@hangseng.com
Attention:	Mr Richard Cheung / Mr Vincent Leung / Ms Janice Chiu
(f)	The contact details of the Factoring Agent for this purpose are:

Address:	Level 8, HSBC TST Building, 82-84 Nathan Road, Tsimshatsui,
Kowloon, Hong Kong
Fax number:	(852) 2368 7287
E-mail:	candykywan@hsbc.com.hk
Attention:	Miss Candy Wan, Vice President, Receivable Finance Division
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(g)	The contact details of the Issuing Bank for this purpose are:

Address:	18/F., Somerset House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong
Fax number:	(852) 3603 4503 / (852) 3603 4504
E-mail:	tony_wong@citickawahbank.com / ts_fung@citickawahbank.com
Attention:	Mr. Tony Wong, Assistant Vice President / Mr. Fung Tin Sau, Manager — Bills Department
(h)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(i)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.
38.3	Effectiveness
(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:
(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.
(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Facility Agent will only be effective on actual receipt by it.
38.4	Obligors
(a)	All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:
(i)	to give and receive all communications under the Finance Documents;

(ii)	to supply all information concerning itself to any Finance Party; and

(iii)	to sign all documents under or in connection with the Finance Documents.
(d)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.
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(e)	Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor (other than the Parent and TTM International).

(f)	Each Finance Party may assume that any communication made by the Parent is made with the consent of TTM International.
38.5	Use of websites

(a)	Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:
(i)	the Facility Agent and the Lender agree;

(ii)	the Company and the Facility Agent designate an electronic website for this purpose;

(iii)	the Company notifies the Facility Agent of the address of and password for the website; and

(iv)	the information posted is in a format agreed between the Company and the Facility Agent.
The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)	Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:
(i)	any Lender not agreeing to receive information via the website; and

(ii)	within 10 Business Days of request any other Lender, if that Lender so requests.
(c)	The Company must, promptly upon becoming aware of its occurrence, notify the Facility Agent if:
(i)	the website cannot be accessed;

(ii)	the website or any information on the website is infected by any electronic virus or similar software;

(iii)	the password for the website is changed; or

(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.
If the circumstances in sub-paragraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.
39.	LANGUAGE
(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:
(i)	in English; or
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(ii)	(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.
40.	GOVERNING LAW

This Agreement is governed by Hong Kong law.
41.	ENFORCEMENT

41.1	Jurisdiction
(a)	The Hong Kong courts have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document.

(b)	The Hong Kong courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:
(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.
(d)	References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.
41.2	Service of process

(a)	Each Obligor not incorporated in Hong Kong irrevocably appoints Meadville Enterprises (HK) Limited as its agent under the Finance Documents for service of process in any proceedings before the Hong Kong courts in connection with any Finance Document.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Company (on behalf of all the Obligors) must immediately (and in any event within seven days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.
41.3	Waiver of immunity

Each Obligor irrevocably and unconditionally:
(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;
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(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its present or future assets.
41.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
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SCHEDULE 1
ORIGINAL PARTIES

		Registration number
Name of Borrower	Jurisdiction of Incorporation	(or equivalent, if any)
Meadville Enterprises (HK) Limited	Hong Kong	1067950
Mica-Ava China Limited	Hong Kong	160381
Oriental Printed Circuits Limited	Hong Kong	111984
MTG (PCB) No.2 (BVI) Limited	British Virgin Islands	1443420
OPC Manufacturing Limited	Hong Kong	165090

		Registration number
Name of Original Guarantor	Jurisdiction of Incorporation	(or equivalent, if any)
Meadville Enterprises (HK) Limited	Hong Kong	1067950
Mica-Ava China Limited	Hong Kong	160381
Oriental Printed Circuits Limited	Hong Kong	111984
MTG (PCB) No.2 (BVI) Limited	British Virgin Islands	1443420
OPC Manufacturing Limited	Hong Kong	165090
MTG Management (BVI) Limited	British Virgin Islands	1046851
MTG PCB (BVI) Limited	British Virgin Islands	1046852

Name of Original Lender	Tranche A Commitments (USD)
The Hongkong and Shanghai Banking Corporation Limited	120,171,673
Standard Chartered Bank (Hong Kong) Limited	60,085,837
CITIC Ka Wah Bank Limited	51,072,961
DBS Bank (Hong Kong) Limited	48,068,670
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Name of Original Lender	Tranche A Commitments (USD)
Hang Seng Bank Limited	45,064,378
The Bank of East Asia, Limited	21,030,043
Chong Hing Bank Limited	4,506,438

Total Tranche A Commitments	350,000,000

Name of Original Lender	Tranche B Commitments (USD)
The Hongkong and Shanghai Banking Corporation Limited	30,042,920
Standard Chartered Bank (Hong Kong) Limited	15,021,459
CITIC Ka Wah Bank Limited	12,768,240
DBS Bank (Hong Kong) Limited	12,017,167
Hang Seng Bank Limited	11,266,094
The Bank of East Asia, Limited	5,257,511
Chong Hing Bank Limited	1,126,609

Total Tranche B Commitments	87,500,000

Name of Original Lender	Tranche C Commitments (USD)
The Hongkong and Shanghai Banking Corporation Limited	22,317,596
Standard Chartered Bank (Hong Kong) Limited	11,158,798
CITIC Ka Wah Bank Limited	9,484,979
DBS Bank (Hong Kong) Limited	8,927,039
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Name of Original Lender	Tranche C Commitments (USD)
Hang Seng Bank Limited	8,369,099
The Bank of East Asia, Limited	3,905,579
Chong Hing Bank Limited	836,910

Total Tranche C Commitments	65,000,000

Name of Original Lender	Tranche D Commitments (USD)
The Hongkong and Shanghai Banking Corporation Limited	27,467,811
Standard Chartered Bank (Hong Kong) Limited	13,733,906
CITIC Ka Wah Bank Limited	11,673,820
DBS Bank (Hong Kong) Limited	10,987,124
Hang Seng Bank Limited	10,300,429
The Bank of East Asia, Limited	4,806,867
Chong Hing Bank Limited	1,030,043

Total Tranche D Commitments	80,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS
PART 1
TO BE DELIVERED BEFORE THE FIRST REQUEST
Corporate documentation
1.	A certified copy of the constitutional documents of each Obligor and each Security Provider.

2.	A certified copy of a resolution of the board of directors of each Obligor and each Security Provider approving the terms of, and the transactions contemplated by, this Agreement.

3.	A certified copy of a resolution of the members of each Obligor (other than the Parent) and each Security Provider (other than TTM International) approving the terms of, and the transactions contemplated by, this Agreement.

4.	A Director’s Certificate for each Obligor and each Security Provider substantially in the form of Part 4 of this Schedule.

5.	A copy of the most recent unaudited consolidated interim financial statements of each Obligor.

6.	Evidence that the agent of each Obligor and each Security Provider not incorporated in Hong Kong under the Finance Documents for service of process in Hong Kong has accepted its appointment.
Finance Documents
1.	Originals of this Agreement duly entered into by the parties to it.

2.	Originals of each Fee Letter duly entered into by the parties to it.

3.	An Accession Agreement duly entered into by the Parent, together with all documents and evidence, as listed in Part 2 of this Schedule, in respect of the Parent in connection with such Accession Agreement.

4.	An Accession Agreement duly entered into by the Company, together with all documents and evidence, as listed in Part 2 of this Schedule, in respect of the Company in connection with such Accession Agreement.
Security Documents
1.	The following Security Documents each duly entered into by the parties to it:
(a)	the Composite Security Agreement;

(b)	the Composite Share Mortgage; and

(c)	each Security Over Receivables (if any).
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2.	A copy of any notices, documents or evidence required to be sent under the Security Documents.
Legal opinions
1.	A legal opinion of Harneys Westwood & Riegels, legal advisers in the British Virgin Islands to the Facility Agent, addressed to the Finance Parties.

2.	A legal opinion of Morris James LLP, legal advisers in Delaware to the Facility Agent, addressed to the Finance Parties.

3.	A legal opinion of Allen & Overy, legal advisers in Hong Kong to the Facility Agent, addressed to the Finance Parties.
Other documents and evidence
1.	Evidence that Completion has occurred, by way of certified true copies of the register of members of each Target Company, each updated to reflect the Company as direct owner of 100 per cent. of the entire issued share capital of each Target Company.

2.	A certified true copy of the shareholders agreement entered into among the Parent, Meadville Holdings Limited, Su Sih (BVI) Limited, Tang Hsiang Chien, Tang Chung Yen, Tom and Tang Ying Ming, Mai in respect of the Parent, evidencing that nominees of the Tang Family cannot be removed from the board of directors of the Company as long as the Tang Family holds (directly or indirectly) not less than 20 per cent. of the issued share capital of the Parent.

3.	Evidence that all fees and expenses then due and payable from the Borrowers under this Agreement have been or will be paid by the first Utilisation Date.

4.	An irrevocable prepayment notice signed by the borrower(s) under each Existing Facility evidencing that each Existing Facility will be prepaid and cancelled in full on or by the date falling five Business Days from the Utilisation Date of the Tranche A Loan.

5.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Borrowers is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.
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PART 2
FOR AN ADDITIONAL GUARANTOR
Corporate documentation
1.	An Accession Agreement, duly entered into by the Borrowers and the Additional Guarantor.

2.	A copy of the constitutional documents of the Additional Guarantor.

3.	A copy of a resolution of the board of directors of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement.

4.	A Director’s Certificate for each Additional Guarantor substantially in the form of Part 3 of this Schedule.

5.	If available, a copy of the latest audited accounts of the Additional Guarantor.

6.	If the Additional Guarantor is not incorporated in Hong Kong, evidence that the agent of the Additional Guarantor under the Finance Documents for service of process in Hong Kong has accepted its appointment.
Security Document(s)
1.	An Additional Guarantor Security Agreement, duly entered into by each party to it.

2.	An Additional Guarantor Share Mortgage, duly entered into by each party to it.

3.	A copy of any notices, documents or evidence required to be sent under the Security Documents.
Legal opinions
4.	If the Additional Guarantor is incorporated in a jurisdiction other than Hong Kong, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

5.	A legal opinion of legal advisers in Hong Kong to the Facility Agent, addressed to the Finance Parties.
Other documents and evidence
6.	Evidence that all expenses due and payable from the Borrowers under this Agreement in respect of the Accession Agreement have been paid.

7.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent (as advised by legal counsel) has notified the Borrowers is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.
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PART 3
TO BE DELIVERED BEFORE A REQUEST FOR A TRANCHE C LOAN
Corporate documentation
1.	A certified copy of the constitutional documents of the relevant Borrower.

2.	A certified copy of a resolution of the board of directors of the relevant Borrower approving the terms of, and the transactions contemplated by, a Security Over Receivables and an Assignment Document to be entered into by that Borrower.

3.	A certified copy of a resolution of the members of the relevant Borrower approving the terms of, and the transactions contemplated by, a Security Over Receivables and an Assignment Document to be entered into by that Borrower.

4.	A Director’s Certificate for the relevant Borrower substantially in the form of Part 4 of this Schedule.

5.	If the relevant Borrower is not incorporated in Hong Kong, evidence that the agent of that Borrower under a Security Over Receivables and the Assignment Document to be entered into by that Borrower for service of process in Hong Kong has accepted its appointment.
Security Documents
1.	A copy of a Security Over Receivables executed by the relevant Borrower.

2.	A copy of an Assignment Document executed by the relevant Borrower.

3.	A copy of any notices, documents or evidence required to be sent under the Security Over Receivables and the Assignment Document to be entered into by the relevant Borrower.
Legal opinions
1.	If the relevant Borrower is incorporated in a jurisdiction other than Hong Kong, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

2.	A legal opinion of legal advisers in Hong Kong to the Facility Agent, addressed to the Finance Parties.
Other documents and evidence
1.	Evidence that all expenses due and payable from the relevant Borrower under this Agreement in respect of any Security Over Receivables and any Assignment Document have been paid.

2.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent (as advised by legal counsel) has notified the Borrowers is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Security Over Receivables and the Assignment Document to be entered into by the relevant Borrower or for the validity and enforceability of any Finance Document.
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PART 4

To:	[FACILITY AGENT] as Facility Agent and to each Finance Party
US$582,500,000 Credit Facility Agreement dated [●] 2009 (the Agreement)
I refer to the Agreement. Terms defined in the Agreement have, unless defined in this certificate, the same meaning when used in this certificate.
I am a director of [       ] (the Company). I am authorised to give this certificate and certify as follows:
1.	Each [original] and copy document delivered by the Company to the Facility Agent under Schedule 2 (Conditions precedent documents) to the Agreement (including the documents listed below and attached to this certificate) is true, complete and in full force and effect on the date of this certificate:
(a)	the Memorandum and Articles of Association of the Company;

(b)	the Certificate of Incorporation of the Company;

(c)	the business registration certificate of the Company;

(d)	the [minutes of a meeting/resolutions] of the Board of Directors of the Company [held/passed[ on [●];

(e)	the [minutes of a meeting] of the members of the Company [held/passed] on [●].
2.	Neither the entry into of the Finance Documents by the Company, nor the exercise by it of its rights or performance of its obligations under the Finance Documents will cause any borrowing, guaranteeing or other similar limit binding on the Company to be exceeded.

3.	Each resolution adopted at the meeting referred to above is in full force and effect without modification.

4.	The resolutions constitute all corporate action necessary on the part of the Company to:
(a)	approve the terms of and transactions contemplated by the Finance Documents; and

(b)	authorise the signing of, any communications and/or other action under or in connection with, the Finance Documents.
5.	The following is a complete list of all persons who are directors of the Company as at the date of this Certificate and who were Directors on the date of the meeting referred to above.
[ ]
6.	Each person listed below:
(a)	occupies the position stated against his name (and occupied that position on the date each Finance Document was signed by him);
TETONS — CREDIT AGREEMENT

(b)	is the person duly authorised in the minutes to sign the Finance Documents (and any other document in connection with the Finance Documents) on behalf of the Company; and

(c)	has his true signature appearing opposite his name.

Name	Position	Specimen Signature

7.	Unless disclosed to the Facility Agent in writing, the Company has not created any Security Interests which are subsisting at the date of this Certificate.

8.	Unless we notify you to the contrary in writing, you may assume that this Certificate remains true and correct [up until the date of the first Utilisation by the Company under the Agreement].[1]

9.	At the date of this certificate, the Company is solvent.
For
[       ]

Director

[1]	Include if the Obligor to which the certificate relates is a Borrower.
TETONS — CREDIT AGREEMENT

SCHEDULE 3
FORM OF REQUEST

To:	[[AGENT] as Facility Agent/[ISSUING BANK] as Issuing Bank]

From:	[ ]

Date:	[ ]
US$582,500,000 Credit Facility Agreement dated [●] 2009 (the Agreement)
1.	We refer to the Agreement. This is a Request.

2.	We wish to [borrow a Tranche A Loan/Tranche B Loan/Tranche C Loan/arrange for a Letter of Credit to be issued][1] on the following terms:
(a)	Borrower: [ ];

(b)	Utilisation Date: [ ];

(c)	Amount/currency: [ ];

(d)	Interest Period: [ ][2].
3.	Our [payment/delivery][3] instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	We confirm that:
(a)	the proposed Letter of Credit is for [the purpose of equipment purchase/general purposes][4]; [and]

(b)	the expiry date of the proposed Letter of Credit does not exceed [540 days/150 days][5] from the Utilisation Date[; and]

(c)	[the proposed Letter of Credit is to be issued in favour of banks with letters of credit already issued as at the date of the first Request for a Loan][6].
6.	This Request is irrevocable.

7.	[We attach a copy of the proposed Letter of Credit.][7]
By:
[                 ]

[1]	Delete as applicable.

[2]	Not applicable for a Request for a Letter of Credit.

[3]	Delete as applicable.

[4]	Delete as applicable.

[5]	Delete as applicable.

[6]	Only applicable for Letters of Credit which are standby letters of credit

[7]	Delete as applicable.
TETONS — CREDIT AGREEMENT

SCHEDULE 4
FORMS OF TRANSFER CERTIFICATE
PART 1
TRANSFERS BY ASSIGNMENT, ASSUMPTION AND RELEASE

To:	[FACILITY AGENT] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]
US$582,500,000 Credit Facility Agreement dated [●] 2009 (the Agreement)
We refer to the Agreement. This is a Transfer Certificate.
1.	In accordance with the terms of the Agreement:
(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the Schedule;

(b)	the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Agreement specified in the Schedule;

(c)	to the extent the obligations referred to in paragraph (b) above are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Agreement specified in the Schedule; and

(d)	the New Lender becomes a Lender under the Agreement and is bound by the terms of the Agreement as a Lender.
2.	The proposed Transfer Date is [ ].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

6.	This Transfer Certificate is governed by Hong Kong law.
TETONS — CREDIT AGREEMENT

THE SCHEDULE
Rights and obligations to be transferred by assignment, assumption and release
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [       ].
[AGENT]
As Facility Agent, for and on behalf of
each of the parties to the Agreement
(other than the Existing Lender and
the New Lender)
Note: The New Lender must decide which form of Transfer Certificate to use. It is likely to be better to use the Transfer Certificate in Part 1 of this Schedule because that may make it easier for the New Lender to obtain the benefit of security granted by an Obligor incorporated in or subject to the laws of a civil law jurisdiction. The New Lender is alone responsible for checking whether any further formalities should be complied with. An assignment may give rise to a stamp duty or transfer tax issues.
TETONS — CREDIT AGREEMENT

PART 2
TRANFERS BY NOVATION

To:	[AGENT] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]
US$582,500,000 Credit Facility Agreement dated [●] 2009 (the Agreement)
We refer to the Agreement. This is a Transfer Certificate.
1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [ ].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

6.	This Transfer Certificate is governed by Hong Kong law.
TETONS — CREDIT AGREEMENT

THE SCHEDULE
Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [       ].
[AGENT]
By:
Note: The New Lender must decide which form of Transfer Certificate to use. It is likely to be better to use the Transfer Certificate in Part 1 of this Schedule because that may make it easier for the New Lender to obtain the benefit of security granted by an Obligor incorporated in or subject to the laws of a civil law jurisdiction. The New Lender is alone responsible for checking whether any further formalities should be complied with. An assignment may give rise to a stamp duty or transfer tax issues.
TETONS — CREDIT AGREEMENT

SCHEDULE 5
EXISTING FACILITIES

		Facility amount as
		at 31 October 2009
Borrower	Lender(s)	(HK$)	Period
Meadville	The Hongkong and	4,000,000	2006 — 2009
Enterprises (HK)	Shanghai Banking
Limited (MEHK)	Corporation Limited
	(HSBC)
MEHK	HSBC	40,000,000	2006 — 2010
MEHK	HSBC	55,000,000	2006 — 2011
MEHK	HSBC	13,000,000	2007 — 2011
MEHK	HSBC	41,000,000	2008 — 2011
MEHK	HSBC	1,318,000,000	2008 — 2012
	Wing Hang Bank,
	Limited
	CITIC Ka Wah Bank
	Limited (CKW)
	DBS Bank (Hong
	Kong) Limited (DBS)
	Bank of China (Hong
	Kong) Limited
	Chong Hing Bank
	Limited (CHB)
MEHK	HSBC	190,000,000	2009 — 2010
MEHK	HSBC	17,000,000	2009 — 2011
MEHK	HSBC	114,000,000	2009 — 2012
MEHK	Standard Chartered	152,000,000	2007 — 2013
	Bank (Hong Kong)
	Limited (SCB)
MEHK	SCB	41,000,000	2008 — 2011
MEHK	SCB	140,000,000	2008 — 2013
TETONS — CREDIT AGREEMENT

		Facility amount as
		at 31 October 2009
Borrower	Lender(s)	(HK$)	Period
MEHK	SCB	110,000,000	2009 — 2010
MEHK	CHB	135,000,000	2007 — 2011
MEHK	CHB	38,000,000	2008 — 2012
MEHK	CHB	62,000,000	2009 — 2013
MEHK	CKW	330,000,000	2007 — 2012
MEHK	CKW	39,000,000	2009 — 2011
MEHK	Hang Seng Bank	262,000,000	2008 — 2012
	Limited
MEHK	China Construction	200,000,000	2008 — 2012
	Bank Corporation
	Hong Kong Branch
MEHK	DBS	290,000,000	2008 — 2013
Meadville Aspocomp	HSBC	105,000,000	2008 — 2013
International Limited
Donguan Meadville	HSBC Bank (China)	233,000,000	2009 — 2012
Circuits Limited	Company Limited
(DMC)	(HSBC (PRC))
DMC	HSBC (PRC)	70,000,000	2009 — 2010
DMC	China Construction	142,000,000	2009 — 2011
	Bank
DMC	Bank of China	227,000,000	2009 — 2012
	Limited (BOC (PRC))
Shanghai Meadville	Agricultural Bank	238,000,000	2008 — 2010
Electronics Co.,	of China Limited
Ltd.
Dongguan Shengyi	BOC (PRC)	341,000,000	2009 — 2010
Electronics Ltd.
Guangzhou Meadville	BOC (PRC)	102,000,000	2009 — 2010
Electronics Co., Ltd.
TETONS — CREDIT AGREEMENT

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE

To:	[FACILITY AGENT] as Facility Agent

From:	[PARENT/COMPANY]

Date:	[ ]
US$582,500,000 Credit Facility Agreement dated [●] 2009 (the Agreement)
1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [relevant testing date]:
(a)	Consolidated Tangible Net Worth is [ ];

(b)	Consolidated Net Borrowings are [ ]; [therefore, the ratio of Consolidated Net Borrowings to Consolidated Tangible Net Worth was [ ] to 1times ;

(c)	EBITDA was [ ] and Interest Expenses were [ ]; therefore, the ratio of EBITDA to Interest Expenses was [ ] to 1; and

(d)	Consolidated Current Assets was [ ] and Consolidated Current Liabilities was [ ]; therefore Consolidated Current Assets was [ ] per cent. of Consolidated Current Liabilities;][1]

(e)	[the ratio of Consolidated Net Borrowings to EBITDA was [ ] to 1;][2]
3.	We set out below calculations establishing the figures in paragraph 2 above:

[ ].

4.	We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

[ ].

5.	[We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[ ].]
[PARENT/COMPANY]
By:

[1]	Only applicable for Compliance Certificate of Company.

[2]	Only applicable for Compliance Certificate of Parent.
TETONS — CREDIT AGREEMENT

SCHEDULE 7

FORM OF ACCESSION AGREEMENT

To:	[FACILITY AGENT] as Facility Agent

From:	[Borrowers] and [Proposed Guarantor][1]

Date:	[ ]
US$582,500,000 Credit Facility Agreement dated [●] 2009 (the Agreement)
We refer to the Agreement. This is an Accession Agreement.
[Name of company] of [address/registered office] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.
[This Accession Agreement is intended to take effect as a deed.]2
This Accession Agreement is governed by Hong Kong law.
[COMPANY/BORROWERS]
By:
[PROPOSED GUARANTOR]
By:
OR

EXECUTED as a deed by	)
[PROPOSED GUARANTOR]	)
Acting by [NAME OF DIRECTOR]	)
in the presence of:	)	Director

Witness’s signature
Name:
Address:

[1]	Delete as applicable.

[2]	If there is a concern whether there is any consideration for giving a guarantee, this Accession Agreement should be executed as a deed by the new Guarantor.
TETONS — CREDIT AGREEMENT

SCHEDULE 8
FORM OF RESIGNATION REQUEST

To:	[FACILITY AGENT] as Facility Agent

From:	[COMPANY] and [relevant Obligor]

Date:	[ ]
[COMPANY] — [CURRENCY][AMOUNT] Credit Agreement
dated [     ], 2009 (the Agreement)
1.	We refer to the Agreement. This is a Resignation Request.

2.	We request that [resigning Obligor] be released from its obligations as [a/an][1] [Obligor/Borrower/Guarantor][2] under the Agreement.

3.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.	We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.

5.	This Resignation Request is governed by Hong Kong law.

[COMPANY]	[Relevant Obligor]

By:	By:
The Facility Agent confirms that this resignation takes effect on [ ].
[AGENT]
By:

[1]	Delete as applicable.

[2]	Delete as applicable.
TETONS — CREDIT AGREEMENT

SCHEDULE 9
FORM OF LETTER OF CREDIT

To:	[Beneficiary]
(the Beneficiary)
[DATE]
Dear Sir,
Irrevocable Standby Letter of Credit no. [       ]
At the request of [       ], [ISSUING BANK] (the Issuing Bank) issues this irrevocable standby letter of credit (Letter of Credit) for [the purpose of equipment purchases/general purposes other than equipment purchase] in your favour on the following terms:
1.	Definitions

In this Letter of Credit:

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for letter of credit business in Hong Kong and:
(a)	(in relation to any date for payment or purchase of US Dollars), New York City;

(b)	(in relation to any date for payment or purchase of euro), any TARGET Day; or

(c)	(in relation to any date for payment or purchase of a currency other than US Dollars or euro) the principal financial centre of the country of that currency.
Demand means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

Expiry Date means [ ].

TARGET means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

TARGET Day means any day on which TARGET is open for settlement of payments in euro.

Total L/C Amount means [ ].

2.	Issuing Bank’s agreement

(a)	The Beneficiary may request a drawing [or drawings] under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand may not be given after the Expiry Date.

(b)	Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [10] Business Days of receipt by it of a Demand validly presented under this Letter of Credit, it must pay to the Beneficiary the amount which is demanded for payment in that Demand.
TETONS — CREDIT AGREEMENT

(c)	The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)	On [5.00] p.m. ([Hong Kong] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank (irrespective of whether this Letter of Credit is returned to the Issuing Bank) except for any Demand validly presented under the Letter of Credit that remains unpaid.

(b)	The Issuing Bank will be released from its obligations under this Letter of Credit on the date prior to the Expiry Date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(c)	When the Issuing Bank is no longer under any obligation under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	Payments

All payments under this Letter of Credit must be made as requested and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand must be in writing, in English, and may be given in person or by authenticated teletransmission and must be received by the Issuing Bank at its address as follows:

[specify department/officer]

For the purpose of this Letter of Credit, communication by authenticated teletransmission will be treated as being in writing.

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	UCP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the ICC Uniform Customs and Practice for Documentary Credits (UCP 600).

8.	Governing Law

This Letter of Credit is governed by Hong Kong law.

9.	Jurisdiction

The Hong Kong courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.
Yours faithfully,
[ISSUING BANK]
By:
TETONS — CREDIT AGREEMENT

SCHEDULE
FORM OF DEMAND
To: [ISSUING BANK]
[DATE]
Dear Sirs
Irrevocable Standby Letter of Credit no. [       ] issued in favour of [BENEFICIARY] (the Letter of Credit)
We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.
1.	We certify that the sum of [ ] is due [and has remained unpaid for at least [ ] Business Days under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [ ].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.
Yours faithfully

(Authorised Signatory)	(Authorised Signatory)
For
[BENEFICIARY]
TETONS — CREDIT AGREEMENT

SCHEDULE 10
CERTIFICATE OF RECEIVABLES
To: The Hongkong and Shanghai Banking Corporation Limited as Facility Agent
[DATE]
Dear Sirs,
Re. USD582,500,000 Credit Facility, Tranche C Facility
We refer to clause 7.11 (Certificate of Receivables) of the Credit Agreement dated [●] 2009. This is a Certificate of Receivables.
As of [date], the following is the list of the Eligible Receivables:

With Recourse Receivable /
Name of Borrower	Eligible Receivables	Without Recourse Receivable

Total

As of [date], the Tranche C Maximum Utilisation Amount is [●].
Yours faithfully
For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited
Factoring Agent

Authorised Signature(s)
TETONS — CREDIT AGREEMENT

SCHEDULE 11
CUSTOMER LIMIT ADVICE
Re.: USD582,500,000 Credit Facility, Tranche C Facility
We refer to the Credit Agreement dated [date]. This is a Customer Limit Advice.
Capitalised terms defined in the Credit Agreement have that same meaning in this Customer Limit Advice.
The relevant limit(s) and percentage(s) for the below named Customer have been approved as follows:
Name of Customer:
Address of Customer:
Credit Cover Limit: [            ]
Credit Cover Percentage: [       ]%
Prepayment Percentage: [       ]%
Maximum Terms of Payment:
Maximum Invoicing Period:
Funding Limit:
Eligible Debt Grace Period: [            ] for Recourse Facility only
Credit Protection Event: [please insert the relevant credit protection event]*
First Loss: [            ]
Special Conditions (if any):
This advice supersedes any previous Customer Limit Advice issued for the above mentioned Customer and overrides any previous limit(s) established. The capitalized terms used herein shall have the same meanings as defined in the Agreement.
Yours faithfully
For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited
Factoring Agent

Authorized Signature(s)
TETONS — CREDIT AGREEMENT

SIGNATORIES
Borrowers

For and on behalf of MEADVILLE ENTERPRISES (HK) LIMITED

/s/ Tang Chung Yen, Tom Name: Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of MICA-AVA CHINA LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of ORIENTAL PRINTED CIRCUITS LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of MTG (PCB) NO.2 (BVI) LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director
TETONS — CREDIT AGREEMENT

For and on behalf of OPC MANUFACTURING LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

Original Guarantors

For and on behalf of MEADVILLE ENTERPRISES (HK) LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of MICA-AVA CHINA LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of ORIENTAL PRINTED CIRCUITS LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director
TETONS — CREDIT AGREEMENT

For and on behalf of MTG (PCB) NO.2 (BVI) LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of OPC MANUFACTURING LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of MTG MANAGEMENT (BVI) LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director

For and on behalf of MTG PCB (BVI) LIMITED

/s/ Tang Chung Yen, Tom	/s/ Tang Ying Ming, Mai

Name: Tang Chung Yen, Tom	Name: Tang Ying Ming, Mai
Title: Director	Title: Director
TETONS — CREDIT AGREEMENT

Coordinator

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ Karl Fitt

Name: Karl Fitt
Title: Director

Original Lender

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ NG Kam Chung Tony

Name: NG Kam Chung Tony
Title: Senior Vice President

Original Lender

STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:	/s/ Andy M K Ho

Name: Andy M K Ho
Title: Director/Unit Head
Local Corporates
Origination & Client Coverage
Wholesale Banking
TETONS — CREDIT AGREEMENT

Original Lender

CITIC KA WAH BANK LIMITED

By:	/s/ Cesar NG	/s/ Fanny Lui
	Name: Caesar NG	Fanny Lui
	Title: Commercial Banking Head	Head of Corporate Banking, Hong Kong

Original Lender

DBS BANK (HONG KONG) LIMITED

By:	/s/ Peter K. Chan

Name: Peter K. Chan
Title: Head of Corporate & Investment Banking

Original Lender

HANG SENG BANK LIMITED

By:	/s/ Authorized Signatory

Name:
Title:
TETONS — CREDIT AGREEMENT

Original Lender

THE BANK OF EAST ASIA LIMITED

By:	/s/ Authorized Signatory

Name:
Title:

Original Lender

CHONG HING BANK LIMITED

By:	/s/ Lee Yuen Wah Teresa	/s/ Simon, Tang Chi Wai
	Name: Lee Yuen Wah Teresa	Simon, Tang Chi Wai
	Title: General Manager	Manager

Issuing Bank

CITIC KA WAH BANK LIMITED

By:	/s/ Caesar NG	/s/ Fanny Lui

	Name: Caesar NG	Fanny Lui
	Title: Commercial Banking Head	Head of Corporate Banking, Hong Kong
TETONS — CREDIT AGREEMENT

Facility Agent

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ Karen S H Hong

Name: Karen S H Hong
036617
Title:

Security Trustee

HANG SENG BANK LIMITED

By:	/s/ Rose Cho	/s/ David Lau
	Name: Rose Cho	David Lau
	Title: Senior Executive Vice President	Executive Vice President
	Deputy Head of Commercial Banking	Department Head

Factoring Agent

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ NG Kam Chung Tony

Name: /s/ NG Kam Chung Tony
Title: Senior Vice President
TETONS — CREDIT AGREEMENT

Security Agent

STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:	/s/ Eric Chan
Name: Eric Chan
Title: Managing Director
Regional Head of Syndications — NE Asia
TETONS — CREDIT AGREEMENT